                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                            ------------------------



    Date of Report (Date of earliest event reported)     February 20, 1998
                                                         -----------------

                         CENTURY BUSINESS SERVICES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                     22-2769024
            --------                                     ----------
(State of other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)



                                     0-25890
                                     -------
                            (Commission File Number)

                            10055 Sweet Valley Drive
                              Cleveland, Ohio 44125
                    (Address of principal executive offices)
                                   (Zip Code)

       Registrant's telephone number, including area code (216) 447-9000.
                                                          ---------------

ITEM 7.  Financial Statement and Exhibits.


(a)   Financial Statements of Businesses Acquired
      -------------------------------------------

Century Business Services, Inc. (Century) acquired the following businesses on the dates noted: Comprehensive Business Services, Inc. (10/2/97); Valuation Counselors Group, Inc. and Subsidiary (09/30/97); Zelenkofske, Axelrod & Co., Ltd. (06/30/97); Health Administration Services, Inc. (12/18/97); Shenkin Kurtz Baker & Co., P.C. and Subsidiary (12/08/97); Robert D. O'Byrne and Associates, Inc. and The Grant Nelson Group, Inc. (12/31/97); Environmental Safety Systems, Inc. and Subsidiaries (06/16/97); and Smith & Radigan, P.C. (12/04/97). The related financial statements referenced under "Index to Financial Statements" on pages 4-6 are filed as part of this report.

(b)   Exhibits
      --------

23.1     Consent of KPMG Peat Marwick LLP

23.2     Consent of KPMG Peat Marwick LLP

23.3     Consent of KPMG Peat Marwick LLP

23.4     Consent of KPMG Peat Marwick LLP

23.5     Consent of KPMG Peat Marwick LLP

23.6     Consent of KPMG Peat Marwick LLP

23.7     Consent of Altschuler, Melvoin and Glasser LLP

23.8     Consent of Gelford Hochstadt Pangburn & Co.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            CENTURY BUSINESS SERVICES, INC.






Date:  February 20, 1998                    By:   /s/ Gregory J. Skoda
                                                --------------------------
                                                Gregory J. Skoda
                                                Executive Vice President

                CENTURY BUSINESS SERVICES, INC. AND SUBSIDIARIES


                          INDEX TO FINANCIAL STATEMENTS



                                                                                          PAGE
                                                                                          ----
   COMPREHENSIVE BUSINESS SERVICES, INC.

     Independent Auditors' Report........................................................    7

     Balance Sheet as of December 31, 1996 ..............................................    8

     Statement of Operations for the Year Ended December 31, 1996 .......................    9

     Statement of Stockholder's Equity for the Year Ended December 31, 1996 .............   10

     Statement of Cash Flows for the Year Ended December 31, 1996 .......................   11

     Notes to Financial Statements.......................................................  12-17

     Statement of Operations for the Period January 1, 1997 to
          September 30, 1997 (Unaudited) ................................................   18

     Statement of Cash Flows for the Period January 1, 1997 to
        September 30, 1997 (Unaudited) ..................................................   19

    VALUATION COUNSELORS GROUP, INC. AND SUBSIDIARY

     Independent Auditors' Report........................................................   20

     Consolidated Balance Sheets as of December 31, 1996 and 1995 .......................   21

     Consolidated Statement of Operations for the Years Ended
          December 31, 1996 and 1995 ....................................................   22

     Consolidated Statements of Changes in Stockholder's Equity for
          the Years Ended December 31, 1996 and 1995 ....................................   23

     Consolidated Statements of Cash Flows for the Years Ended
          December 31, 1996 and 1995 ....................................................  24-25

     Notes to the Financial Statements ..................................................  26-31

     Consolidated Statement of Operations for the Period January 1, 1997 to
          September 30, 1997 (Unaudited) ................................................  32

     Consolidated Statement of Cash Flows for the Period January 1, 1997 to
       September 30, 1997 (Unaudited) ...................................................  33

   ZELENKOFSKE, AXELROD & CO., LTD.

     Independent Auditors' Report........................................................  34

     Balance Sheet as of June 30, 1997 ..................................................  35



     Statement of Operations and Retained Earnings for the
        Three Months Ended June 30, 1997 ................................................     36

     Statement of Cash Flows for the Three Month Ended June 30, 1997 ....................     37

     Notes to Financial Statements ......................................................    38-42

   HEALTH ADMINISTRATION SERVICES, INC.

     Independent Auditors' Report........................................................     43

     Balance Sheet as of December 18, 1997 ..............................................     44

     Statement of Income for the Period from January 1, 1997 to
          December 18, 1997 .............................................................     45

     Statement of Changes in Stockholder's Equity for the Period from
          January 1, 1997 to December 18, 1997 ..........................................     46

     Statement of Cash Flows for the Period from January 1, 1997 to
            December 18, 1997............................................................     47

     Notes to Financial Statements.......................................................    48-52

   SHENKIN KURTZ BAKER & CO,. P.C. AND SUBSIDIARY

     Independent Auditors' Report........................................................     53

     Consolidated Balance Sheet as of December 7, 1997 ..................................     54

     Consolidated Statement of Income for the Period from January 1, 1997
          to December 7, 1997 ...........................................................     55

     Consolidated Statement of Stockholder's Equity for the Period from
          January 1, 1997 to December 7, 1997 ...........................................     56

     Consolidated Statement of Cash Flows for the Period from January 1, 1997
          To December 7, 1997 ...........................................................     57

     Notes to Consolidated Financial Statements..........................................    58-60

   ROBERT D. O'BYRNE AND ASSOCIATES, INC. AND THE GRANT NELSON GROUP, INC.

     Independent Auditors' Report........................................................     61

     Combined Balance Sheet as of December 31, 1997 .....................................    62-63

     Combined Statement of Operations for the Year Ended December 31, 1997 ..............     64

     Combined Statement of Stockholder's Equity for the Year Ended
      December 31, 1997 .................................................................     65

     Combined Statement of Cash Flows for the Year Ended December 31, 1997 ..............     66

     Notes to Combined Financial Statements..............................................    67-72



    ENVIRONMENTAL SAFETY SYSTEMS, INC. AND SUBSIDIARIES

     Independent Auditors' Report........................................................     73

     Consolidated Balance Sheets as of December 31, 1996, 1995 and 1994 .................     74

     Consolidated Statements of Operations for the Years Ended
          December 31, 1996, 1995 and 1994...............................................     75

     Consolidated Statements of Stockholder's Equity (Deficit) for the
      Years Ended December 31, 1996, 1995 and 1994.......................................     76

     Consolidated Statements of Cash Flows for the Years Ended
          December 31, 1996, 1995 and 1994...............................................   77-78

     Notes to Consolidated Financial Statements .........................................   79-85

     Consolidated Statement of Operations for the Period January 1, 1997 to
          June 16, 1997 (Unaudited) .....................................................     86

     Consolidated Statement of Cash Flows for the Period January 1, 1997 to
          June 16, 1997 (Unaudited) .....................................................     87

   SMITH & RADIGAN, P.C.

     Independent Auditors' Report........................................................     88

     Balance Sheet as of December 3, 1997 ...............................................     89

     Statement of Operations and Retained Earnings for the Period January 1, 1997
          through December 3, 1997 ......................................................     90

     Statement of Cash Flows for the Period January 1, 1997 through
          December 3, 1997 ..............................................................     91

     Notes to Financial Statements.......................................................    92-95

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Comprehensive Business Services, Inc.:


We have audited the accompanying balance sheet of Comprehensive Business Services, Inc. (a wholly owned subsidiary of Franchise Services, Inc.) as of December 31, 1996 and the related statements of operations, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Comprehensive Business Services, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                              /s/ KPMG PEAT MARWICK LLP





Costa Mesa, California
August 7, 1997, except as to note 8,
  which is as of October 1, 1997.

                      COMPREHENSIVE BUSINESS SERVICES, INC.
             (A Wholly Owned Subsidiary of Franchise Services, Inc.)



                                  Balance Sheet

                                December 31, 1996




                                           ASSETS

Current assets:
    Cash and cash equivalents                                                                $         254,219
    Current portion of notes and accounts receivable (notes 2 and 5)                                   292,806
    Deferred income taxes (note 4)                                                                      33,040
    Prepaid expenses and other assets                                                                   94,299
                                                                                                ------------------

           Total current assets                                                                        674,364

Noncurrent portion of notes and accounts receivable, less allowance for doubtful
    accounts of  $111,167 (notes 2 and 5)                                                              736,137
Federal and state taxes due from Parent (note 1)                                                     1,442,350
Furniture and equipment, net (note 3)                                                                  114,594
Deposits and other assets                                                                              123,512
                                                                                                ------------------

                                                                                             $       3,090,957
                                                                                                ==================

                            LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
    Accounts payable and accrued expenses                                                    $         131,970
    Due to affiliates (note 5)                                                                         178,538
    Franchise and other deposits                                                                        70,161
                                                                                                ------------------

           Total current liabilities                                                                   380,669

Deferred income taxes (note 4)                                                                          50,574
                                                                                                ------------------

           Total liabilities                                                                           431,243

Stockholder's equity:
    Common stock, no par value; 1,000 shares authorized, 100 shares issued and
       outstanding                                                                                       1,000
    Additional paid-in capital                                                                       4,974,000
    Accumulated deficit                                                                             (2,315,286)
                                                                                                ------------------

           Total stockholder's equity                                                                2,659,714

Commitments and contingencies (notes 5, 6 and 7)
Subsequent event (note 8)
                                                                                                ------------------

                                                                                             $       3,090,957
                                                                                                ==================

See accompanying notes to financial statements.

                      COMPREHENSIVE BUSINESS SERVICES, INC.
             (A Wholly Owned Subsidiary of Franchise Services, Inc.)

                             Statement of Operations

                          Year ended December 31, 1996




Revenues:
    Continuing fees                                                $       1,706,685
    Franchise sales                                                          756,974
    Software and processing fees                                             564,706
    Computer and software sales                                               46,460
    Interest and other                                                       116,005
                                                                      ------------------
                                                                           3,190,830
                                                                      ------------------

Costs and expenses:
    Cost of sales and services                                               370,718
    Selling, general and administrative (note 5)                           2,675,727
                                                                      ------------------
                                                                           3,046,445
                                                                      ------------------

           Income before income tax expense                                  144,385

Income tax expense (note 4)                                                   93,623
                                                                      ------------------

           Net income                                              $          50,762
                                                                      ==================


See accompanying notes to financial statements.

                      COMPREHENSIVE BUSINESS SERVICES, INC.
             (A Wholly Owned Subsidiary of Franchise Services, Inc.)

                        Statement of Stockholder's Equity

                          Year ended December 31, 1996





                                        COMMON STOCK                    ADDITIONAL                                   TOTAL
                               -----------------------------------        PAID-IN            ACCUMULATED         STOCKHOLDER'S
                                   SHARES               AMOUNT            CAPITAL              DEFICIT               EQUITY
                               --------------   ------------------   ------------------   ------------------    -----------------

Balance at December 31, 1995          100       $        1,000            4,974,000           (2,366,048)            2,608,952

Net income                             --                   --                   --               50,762                50,762
                               --------------   ------------------   ------------------   ------------------    -----------------

Balance at December 31, 1996          100       $        1,000            4,974,000           (2,315,286)            2,659,714
                               ==============   ==================   ==================   ==================    =================


See accompanying notes to financial statements.

                      COMPREHENSIVE BUSINESS SERVICES, INC.
             (A Wholly Owned Subsidiary of Franchise Services, Inc.)

                             Statement of Cash Flows

                          Year ended December 31, 1996




Cash flows from operating activities:
    Net income                                                                               $          50,762
    Adjustments to reconcile net income to net cash provided by operating activities:
        Provision for doubtful accounts                                                                  7,530
        Depreciation                                                                                    46,190
        Noncash franchise revenues                                                                     (87,500)
        Changes in:
          Notes and accounts receivable                                                                149,052
          Federal and state taxes due from Parent                                                       98,670
          Prepaid expenses and other assets                                                            (24,558)
          Deposits and other assets                                                                     35,673
          Accounts payable, accrued expenses and franchise and other deposits                         (325,094)
          Due to affiliates                                                                             61,547
          Deferred income taxes                                                                        (12,254)
          Deferred rent                                                                                     --
                                                                                                ------------------

                  Net cash provided by operating activities                                                 18

Cash flows from investing activities - purchase of furniture and equipment, net of disposals           (55,388)
                                                                                                ------------------

                  Net decrease in cash and cash equivalents                                            (55,370)

Cash and cash equivalents at beginning of year                                                         309,589
                                                                                                ------------------

Cash and cash equivalents at end of year                                                     $         254,219
                                                                                                ==================


See accompanying notes to financial statements.

                      COMPREHENSIVE BUSINESS SERVICES, INC.
             (A Wholly Owned Subsidiary of Franchise Services, Inc.)

                          Notes to Financial Statements

                                December 31, 1996






(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       ORGANIZATION AND DESCRIPTION OF BUSINESS

       Comprehensive Business Services, Inc. (the Company) is in the business of selling and servicing franchised accounting practices. During 1996, Sir Speedy, Inc., the Company's parent during fiscal year 1995, completed a formal restructure of its legal entities. Through this restructure, a California holding company was established, Franchise Services, Inc., through which Franchise Services, Inc. became the Company's new parent. Franchise Services, Inc. is a wholly owned subsidiary of KOA Holdings, Inc.

       CASH AND CASH EQUIVALENTS

       For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

       FURNITURE AND EQUIPMENT

       Furniture and equipment are stated at cost. Depreciation has been provided on the straight-line method over the estimated useful lives of the related assets.

       CAPITALIZED SOFTWARE COSTS

       Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," provides for the capitalization of certain software development costs once technological feasibility is established. The cost so capitalized is then amortized using the straight-line basis over the estimated product life, or the ratio of current revenues to total projected product revenues, whichever is greater. Included in prepaid expenses and other assets as of December 31, 1996 is approximately $204,700 of software developments costs. Amortization expense for the year ended December 31, 1996 was approximately $58,100.

       FRANCHISE SALES

       Franchise sales include franchise fees and all contractually related start-up fees. The Company defers franchise fees and costs related thereto until certain services have been performed and the franchise has opened. In 1996, the Company financed a portion of the initial franchise fee for those new franchises which met certain credit qualification criteria.

       CONTINUING FEES AND SOFTWARE AND PROCESSING FEES

       The Company records continuing, software and processing fees as revenue when received from franchisees. Such cash basis recognition does not differ materially from accrual basis recognition.

                      COMPREHENSIVE BUSINESS SERVICES, INC.
             (A Wholly Owned Subsidiary of Franchise Services, Inc.)

                    Notes to Financial Statements, Continued




       INCOME TAXES

       The Company is included in the Federal income tax return filed by KOA Holdings, Inc. Franchise Services, Inc.'s policy is to apportion to each subsidiary a pro rata share of its consolidated provision for income taxes based upon the subsidiary's earnings or loss before income taxes at prevailing tax rates.

       The Company accounts for income taxes under the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

       The Company adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have a material impact on the Company's financial position, results of operations or liquidity.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      COMPREHENSIVE BUSINESS SERVICES, INC.
             (A Wholly Owned Subsidiary of Franchise Services, Inc.)

                    Notes to Financial Statements, Continued


(2)    NOTES AND ACCOUNTS RECEIVABLE

       Notes and accounts receivable consist of the following at December 31, 1996:

       Current portion:
           Notes from franchisees                $         169,600
           Due from officers and employees                  73,391
           Other                                            49,815
                                                    ------------------
                                                           292,806
                                                    ------------------

       Noncurrent portion:
           Notes from franchisees                          847,304
           Due from officer                                      --
                                                    ------------------
                                                           847,304
           Less allowance for doubtful accounts            111,167
                                                    ------------------
                                                           736,137
                                                    ------------------

                                                 $       1,028,943
                                                    ==================



(3)    FURNITURE AND EQUIPMENT

       Furniture and equipment, net, consist of the following at December 31, 1996:

                                              ESTIMATED
                                             USEFUL LIFE
                                           ---------------

       Furniture and fixtures                 5 years      $         163,394
       Computer equipment                     5 years                222,189
       Leasehold improvements                 5 years                 26,604
                                                              -----------------
                                                                     412,187
       Less accumulated depreciation and
           amortization                                              297,593
                                                              -----------------

                                                           $         114,594
                                                              =================

                      COMPREHENSIVE BUSINESS SERVICES, INC.
             (A Wholly Owned Subsidiary of Franchise Services, Inc.)

                    Notes to Financial Statements, Continued


(4)    INCOME TAXES

       Income tax expense (benefit) consists of the following at December 31, 1996:

       Current:
           U.S. Federal      $          90,645
           State                        15,232
                                -----------------
                                       105,877
                                -----------------
       Deferred:
           U.S. Federal                 (7,459)
           State                        (4,795)
                                -----------------
                                       (12,254)
                                -----------------

                             $          93,623
                                =================


       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1996 are presented below:

       Deferred tax assets:
           Accounts receivable                      $          45,363
           Vacation                                            15,484
           Depreciation                                         7,117
           Other                                                   --
                                                       -----------------

                  Total gross deferred tax assets              67,964

           Less valuation allowance                                 --
                                                       -----------------

                  Net deferred tax assets                      67,964
                                                       -----------------

       Deferred tax liabilities:
           Research and experimentation                       (83,536)
           State taxes                                         (1,962)
           Organization costs                                       --
           Furniture and equipment                                  --
                                                       -----------------

                  Total deferred tax liabilities              (85,498)
                                                       -----------------

                  Net deferred tax liability        $         (17,534)
                                                       =================


       Based on the Company's parent's historical pretax earnings, management believes it is more likely than not that the Company will realize the benefits of the deferred tax assets existing at December 31, 1996.

                      COMPREHENSIVE BUSINESS SERVICES, INC.
             (A Wholly Owned Subsidiary of Franchise Services, Inc.)

                    Notes to Financial Statements, Continued



       Total income tax expense (benefit) differed from amounts computed by applying the U.S. Federal statutory tax rate of 34% to earnings (loss) before income taxes primarily as a result of meals and entertainment disallowances and state franchise taxes.


(5)    TRANSACTIONS WITH RELATED PARTIES

       Included in selling, general and administrative expenses for the year ended December 31, 1996 is approximately $283,000 billed by affiliates for various cost reimbursements and accounting services provided.

       The Company has unsecured non-interest bearing demand notes receivable from officers which are included in notes and accounts receivable in the accompanying balance sheets (see note 2).

       The Company has a five-year operating facility lease with Franchise Services, Inc. Rent expense under this lease totaled $134,400 (see note
       7).

       Due to affiliates represents amounts billed by vendors which have been paid by affiliates for Company expenses. Included in due to affiliates are amounts owed by the Company for these costs in addition to services rendered by affiliates to support the Company.


(6)    EMPLOYEE BENEFIT PLAN

       The Company has a defined contribution 401(k) plan covering a majority of its employees. The Company matched employee contributions in the amount of $36,420 in 1996.


(7)    COMMITMENTS AND CONTINGENCIES

       COMMITMENTS

       The Company has an operating facility lease with Franchise Services, Inc. for general office space (see note 5). Future minimum lease payments are as follows:

                      Year ending December 31:
                          1997                          $         134,400
                          1998                                    134,400
                          1999                                    134,400
                          2000                                    129,547
                                                           -----------------

                                                        $         532,747
                                                           =================


       Rent expense for the year ended December 31, 1996 totaled approximately $145,000.

       CONTINGENCIES

       The Company is involved as both plaintiff and defendant in various legal actions which arose in the normal course of business. In the opinion of management, the settlement of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

                      COMPREHENSIVE BUSINESS SERVICES, INC.
             (A Wholly Owned Subsidiary of Franchise Services, Inc.)

                    Notes to Financial Statements, Continued


(8)    SUBSEQUENT EVENT

       On October 1, 1997 the Company was sold to International Alliance Services, Inc. (IASI) for IASI stock and cash. IASI is a publicly traded company.

                      COMPREHENSIVE BUSINESS SERVICES, INC.
             (A Wholly Owned Subsidiary of Franchise Services, Inc.)

                             Statement of Operations
            For the Period January 1, 1997 through September 30, 1997
                                   (unaudited)


Revenues:
   Continuing fees                                                  $ 1,319,794
   Franchise sales                                                      400,000
   Software and processing fees                                         437,957
   Computer and software sales                                            5,000
   Interest and other                                                    77,003
                                                                    -----------
                                                                      2,239,754
                                                                    -----------
Costs and expenses:
   Cost of sales and services                                           142,945
   Selling, general and administrative                                2,148,472
                                                                    -----------
                                                                      2,291,417
                                                                    -----------

         Loss before income tax expense                                 (51,663)

Income tax benefit                                                      (15,303)
                                                                    -----------
         Net loss                                                   $   (36,360)
                                                                    ===========

                      COMPREHENSIVE BUSINESS SERVICE, INC.
             (A Wholly Owned Subsidiary of Franchise Services, Inc.)

                             Statement of Cash Flows
            For the Period January 1, 1997 through September 30, 1997
                                   (unaudited)



Cash flows from operating activities:
   Net loss                                                           $ (36,360)
   Adjustments to reconcile net loss
       to net cash provided by operating activities:
         Depreciation and amortization                                   37,695
         Noncash franchise revenues                                     (26,892)
         Changes in:
           Notes and accounts receivable                                151,281
           Federal and state taxes due from parent                      (42,985)
           Prepaid expenses and other assets                            (48,851)
           Accounts payable, accrued expenses and
              franchise and other deposits                               41,257
           Due to affiliates                                              6,216
           Deferred income taxes                                         16,239
                                                                      ---------

                  Net cash provided by operating activities              97,600

Cash flows from investing activities-
   purchase of furniture and equipment, net of disposals                (41,442)
                                                                      ---------

                  Net increase in cash and cash equivalents              56,158

Cash and cash equivalents at beginning of year                          254,219
                                                                      ---------

Cash and cash equivalents at end of year                              $ 310,377
                                                                      =========

                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors of
Valuation Counselors Group, Inc.



We have audited the accompanying consolidated balance sheets of VALUATION COUNSELORS GROUP, INC. AND ITS WHOLLY OWNED SUBSIDIARY (an Illinois corporation) as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our report dated February 16, 1996, we expressed a qualified opinion because a provision for deferred income taxes had not been provided as required by generally accepted accounting principles. As described in Note 1, the Company changed its method of accounting for deferred taxes and restated its 1995 financial statements to conform with generally accepted accounting principles. Accordingly, our present opinion on the 1995 financial statements, as presented herein, is different from that expressed in our previous report.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Valuation Counselors Group, Inc. and its wholly owned subsidiary, as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/ Altschuler, Melvoin and Glasser LLP


Chicago, Illinois
February 12, 1997

                                                                       Exhibit A
                        VALUATION COUNSELORS GROUP, INC.
                        AND ITS WHOLLY OWNED SUBSIDIARY


                          Consolidated Balance Sheets
                           December 31, 1996 and 1995


                                                                                 1995
                                                                              (Restated-
        Assets                                                 1996             Note 5)
                                                            -----------       -----------

Current Assets:
   Cash                                                     $    41,480       $    26,888
   Accounts receivable less allowance for
     doubtful accounts of $646,000 for 1996 and
      $306,000 for 1995                                       2,565,777         2,841,002
   Prepaid expenses and other current assets                    148,830           304,121
                                                            -----------       -----------
                                                              2,756,087         3,172,011
                                                            -----------       -----------
Property and Equipment, at cost (net of
 accumulated depreciation and amortization)
  (Notes 1 and 2)                                               754,636           978,598
                                                            -----------       -----------

Other Assets:
Goodwill and other intangibles (net of
          amortization--Note 1)                                 923,813         1,115,113
        Other assets                                            125,681           143,134
                                                            -----------       -----------
                                                              1,049,494         1,258,247
                                                            -----------       -----------
                                                            $ 4,560,217       $ 5,408,856
                                                            ===========       ===========


Liabilities and Stockholders' Equity


Current Liabilities:
        Accounts payable                                    $    56,187       $    88,095
        Unearned revenue (Note 1)                               686,814           561,995
        Deferred income tax payable (Note 5)                    496,000           374,000
        Bank obligation (Note 3)                                740,000         1,190,164
        Accrued expenses and other current liabilities          685,071         1,343,711
        Former shareholder obligation (Note 6)                  303,000                 0
                                                            -----------       -----------

                                                              2,967,072         3,557,965
                                                            -----------       -----------
Noncurrent Liabilities:
        Bank obligation (Note 3)                                766,667           561,870
        Former shareholder obligation (Note 6)                  303,000                 0
                                                            -----------       -----------
                                                              1,069,667           561,870
                                                            -----------       -----------

Stockholders' Equity (Note 6) (Exhibit C) :
        Common stock                                                461               461
        Additional paid-in capital                              460,380           460,380
        Retained earnings                                     1,008,637           864,180
        Less treasury stock, at cost (Note 6)                  (946,000)          (36,000)
                                                            -----------       -----------
                                                                523,478         1,289,021
                                                            -----------       -----------
                                                            $ 4,560,217       $ 5,408,856
                                                            ===========       ===========




         The accompanying notes are an integral part of this statement.

                                                                       Exhibit B

                        VALUATION COUNSELORS GROUP, INC.
                        AND ITS WHOLLY OWNED SUBSIDIARY


                      Consolidated Statement of Operations
                     Years Ended December 31, 1996 and 1995

                                                                          1995
                                                                       (Restated-
                                                       1996             Note 5)
                                                   ------------       ------------

Net Revenue                                        $ 17,368,355       $ 17,380,638

Operating Expenses                                   14,476,249         14,722,413
                                                   ------------       ------------

Gross Operating Income                                2,892,106          2,658,225

Marketing and Sales Expenses                          1,801,859          1,825,492
                                                   ------------       ------------

Income from Operations                                1,090,247            832,733
                                                   ------------       ------------


Other Income (Expenses), (net)
        Interest expense                                (88,103)           (99,521)
        Acquisition-related expenses (Note 8)          (367,250)          (399,777)
        Other                                           (76,336)          (151,536)
        Insurance claim (Note 8)                       (250,000)          (150,000)
                                                   ------------       ------------
                                                       (781,689)          (800,834)
                                                   ------------       ------------

Income before Provision for Income Taxes                308,558             31,899

Provision for Income Taxes (Note 5)                    (164,101)           (12,380)
                                                   ------------       ------------

Net Income                                         $    144,457       $     19,519
                                                   ============       ============


         The accompanying notes are an integral part of this statement.

                                                                       Exhibit C

                        VALUATION COUNSELORS GROUP, INC.
                        AND ITS WHOLLY OWNED SUBSIDIARY

           Consolidated Statement of Changes in Stockholders' Equity
                     Years Ended December 31, 1996 and 1995


                                                        Amount   Additional Subscription
                                         Common Stock (Par Value  Paid-in       Notes     Retained       Treasury
                                         Outstanding    $.01)     Capital     Receivable   Earnings        Stock         Total
                                         -----------    -----     -------     ----------   --------        -----         -----

Year Ended December 31, 1995:
   Balances, December 31, 1994,
        as Previously Reported                46,088  $    461   $ 460,380   ($  16,600) $ 1,129,563                  $ 1,573,804
   Prior Period Adjustment to Record
        Income Taxes (Notes 1 and 5)                                                        (284,902)                    (284,902)
                                              ------  --------   ---------   ---------   -----------    -----------   -----------

   Balances, December 31, 1994, as
          Restated                            46,088       461     460,380     (16,600)      844,661                    1,288,902
   Reduction in Subscription Notes
          Receivable                                                            16,600                                     16,600
   Purchase of Treasury Stock                 (3,300)                                                   ($  148,500)     (148,500)
   Sale of Treasury Stock                      2,500                                                        112,500       112,500
   Net Income for Year (Exhibit B)                                                            19,519                       19,519
                                              ------  --------   ---------   ---------   -----------    -----------   -----------

   Balances, December 31, 1995                45,288  $    461   $ 460,380   $       0   $   864,180    ($   36,000)  $ 1,289,021
                                              ======  ========   =========   =========   ===========    ===========   ===========

Year Ended December 31, 1996:
   Balances, December 31, 1995,
        as Previously Reported                45,288  $    461   $ 460,380   $       0   $ 1,101,180    ($   36,000)  $ 1,526,021
   Prior Period Adjustment to
        Record Income Taxes
        (Notes 1 and 5)                                                                     (237,000)                    (237,000)
                                              ------  --------   ---------   ---------   -----------    -----------   -----------

   Balances, December 31, 1995, as
          Restated                            45,288       461     460,380           0       864,180        (36,000)    1,289,021
   Purchase of Treasury Stock (Note 6)       (19,518)                                                      (910,000)     (910,000)
   Net Income for Year (Exhibit B)                                                           144,457                      144,457
                                              ------  --------   ---------   ---------   -----------    -----------   -----------

   Balances, December 31, 1996                25,770  $    461   $ 460,380   $       0   $ 1,008,637    ($  946,000)  $   523,478
                                              ======  ========   =========   =========   ===========    ===========   ===========



         The accompanying notes are an integral part of this statement.

                                                                       Exhibit D



                        VALUATION COUNSELORS GROUP, INC.
                        AND ITS WHOLLY OWNED SUBSIDIARY

                      Consolidated Statement of Cash FLows
                     Years Ended December 31, 1996 and 1995

                                                                     1996              1995
                                                                 -----------       -----------

Cash Flows from Operating Activities:
        Net income (Exhibit B)                                   $   144,457       $    19,519
        Adjustments to reconciLe net income to
           net cash provided by operating activities:
        Depreciation and amortization                                553,022           512,564
        (Gain) Loss on disposaL of equipment                          16,210            (8,948)
        Changes in assets and Liabilities:
               (Increase) Decrease in accounts
                  receivabLe                                         275,225          (523,110)
               Decrease in prepaid expenses
                  and other assets                                   172,744             1,008
               Decrease in accounts payabLe                          (31,908)          (84,390)
               (Decrease) Increase in unearned revenue               124,819           (34,944)
               Increase (Decrease) in accrued expenses              (655,109)          210,962
               Increase (Decrease)in deferred tax
                  Liability                                          122,000           (47,902)
                                                                 -----------       -----------

        Net cash provided by operating activities                    721,460            44,759
                                                                 -----------       -----------

Cash Flows from Investing Activities:
        Additions to property and equipment                         (201,999)         (692,729)
        Proceeds from equipment sale                                  44,498             3,405
                                                                 -----------       -----------

        Net cash used in investing activities                       (157,501)         (689,324)
                                                                 -----------       -----------

Cash Flows from Financing Activities:
        Net proceeds from bank obligation                          4,818,904         1,875,000
        Repayment of bank obligation                              (5,064,271)       (1,391,086)
        Purchase of Treasury stock                                  (304,000)         (148,500)
        Reissuance of Treasury stock                                       0           112,500
        Decrease in subscription notes receivable                          0            16,600
                                                                 -----------       -----------

        Net cash provided by (used in) financing activities         (549,367)          464,514
                                                                 -----------       -----------

Net Increase (Decrease) in Cash                                       14,592          (180,051)

Cash, Beginning of Year                                               26,888           206,939
                                                                 -----------       -----------

Cash, End of Year                                                $    41,480       $    26,888
                                                                 ===========       ===========

                        VALUATION COUNSELORS GROUP, INC.
                        AND ITS WHOLLY OWNED SUBSIDIARY

                      Consolidated Statement of Cash Flows
                     Years Ended December 31, 1996 and 1995





                                                                  1996           1995
                                                                --------      --------

Noncash Financing Activity:
        Repurchase of stock (Note 4)--
        Obligation to former shareholder                        $606,000      $      0
        Cash paid for treasury stock (see above)                 304,000             0
                                                                --------      --------

          Total increase in treasury stock (Exhibit C)          $910,000      $      0
                                                                ========      ========

        Supplemental Disclosures of Cash Flow Information:
           Cash paid during the year for interest               $ 94,798      $136,329
                                                                ========      ========

           Cash paid during the year for income taxes           $ 43,849      $ 20,282
                                                                ========      ========



         The accompanying notes are an integral part of this statement.

                        VALUATION COUNSELORS GROUP, INC.

                        AND ITS WHOLLY OWNED SUBSIDIARY


                       Notes to the Financial Statements
                           December 31, 1996 and 1995




Note 1--Nature of Activities and Significant Accounting Policies:
-----------------------------------------------------------------

Valuation Counselors Group, Inc. (the "Company") is engaged in the business of providing financial and commercial valuation services throughout the United States and abroad.

Pursuant to an agreement dated September 30, 1994, the Company acquired the outstanding common stock of Lloyd-Thomas/Coats Burchard Co. ("Lloyd-Thomas"). The acquisition was accounted for under the purchase method of accounting. Lloyd-Thomas is engaged in the business of providing valuation and annual revision services CARS) similar to the Company.

A summary of significant accounting policies followed by the Company is as follows:

         PRINCIPLES OF CONSOLIDATION--The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Lloyd-Thomas. Significant intercompany transactions have been eliminated in consolidation.

         DEPRECIATION AND AMORTIZATION--Provisions for depreciation of property and equipment are computed, for financial reporting purposes, under the straight-line method, over periods which approximate the estimated useful lives of the assets. For income tax reporting purposes, provisions for depreciation and amortization are computed using accelerated methods and statutory recovery periods, as prescribed by the Internal Revenue Service.

         ORGANIZATION COSTS--Organization costs incurred in connection with the Company's formation and acquisition are amortized on a straight-Line basis over a five-year period.

         CLIENT LIST--The client list represents the estimated present value of the benefits to be derived from clients acquired as part of the acquisition. These costs are amortized over a five-year period.

         GOODWILL--Goodwill represents the excess of the purchase price over the fair value of the assets purchased and liabilities assumed of Lloyd-Thomas. For financial statement purposes, the balance is amortized on a straight-Line basis over a thirty-year period. Amortization for 1996 and 1995 amounted to $32,250 and $23,086 respect ively.

         REVENUE RECOGNITION--Revenue is recognized as the work is performed. Unbilled charges on engagements in process are reflected at standard billing rates and a provision is made for all anticipated Losses,

                        VALUATION COUNSELORS GROUP, INC.
                        AND ITS WHOLLY OWNED SUBSIDIARY

                       Notes to the Financial Statements

                           December 31, 1996 and 1995




Note 1--Nature of Activities and Significant Accounting Policies, Continued:
----------------------------------------------------------------------------

         UNEARNED REVENUE--Unearned revenue represents prebilling of ARS services performed by Lloyd-Thomas. The revenue is billed in advance of performance of the service and is recognized into revenue upon completion of such services.

         ACCRUED RENT--Rental expense is recognized over the term of the lease, inclusive of the portion of the term for which a rental concession has been granted, with the amount of the concession being reflected as accrued expense on the accompanying balance sheet. Such amount will be amortized over the term of the lease during which actual payments of the rent are made.

         BASIS OF ACCOUNTING, INCOME TAXES AND PRIOR PERIOD ADJUSTMENT -- The financial statements are prepared on the accrual basis of accounting, however, the cash basis is utilized for income tax reporting purposes. Through December 31, 1993 deferred income taxes were provided for the resulting temporary differences between financial and income tax reporting purposes in accordance with Statement of Financial Accounting Standards No. 109 (see Note 5). The Company ceased accounting for deferred income taxes from January 1, 1994 through December 31, 1995. Effective January 1, 1996, the Company commenced providing for deferred income taxes resulting in a prior period adjustment which decreased retained earnings and increased deferred income taxes payable by approximately $285,000 as of January 1, 1995 and decreased deferred income taxes payable and the previously recorded net loss by approximately $48,000 for the year ended December 31, 1995.

         ESTIMATES -- In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 -- Property and Equipment:
---------------------------------

Property and equipment are stated at cost and consist of the following:

                                                 1996                  1995
Leasehold improvements                       $  309,407            $  292,318
Furniture and fixtures                        1,426,372             1,363,811
Computer software                               216,880               214,510
                                             ----------            ----------
                                              1,952,659             1,870,639
Less accumulated depreciation and
   amortization                               1,198,023               892,041
                                             ----------            ----------
                                             $  754,636            $  978,598
                                             ==========            ==========

The provision for depreciation amounted to $365,252 and $333,958 for 1996 and 1995, respectively.

                        VALUATION COUNSELORS GROUP, INC.
                        AND ITS WHOLLY OWNED SUBSIDIARY


                       Notes to the Financial Statements
                           December 31, 1996 and 1995




Note 3 -- Corporate Obligations:
--------------------------------

     On July 18, 1995, the Company executed a promissory note ("Term Loan") with Cole Taylor Bank ("Cole") in the principal amount of $1,000,000.

     Additionally, the Company obtained a line-of-credit from Cole providing for maximum borrowings of $1,000,000, due July 18, 1996.

     The term and credit line bore interest at 9% and at prime plus 1% (9.5% at December 31, 1995), respectively. The term loan was payable in 36 monthly installments of $31,870 consisting of principal and interest, with a final payment due July 18, 1998.

     On July 16, 1996, the Company refinanced its existing loans with Cole Taylor with a new Lender, American National Bank and Trust Company of Chicago ("ANB"), as evidenced by a promissory and installment note, maturing on July 31, 1997 and November 30, 1999, respectively. Both loans were made pursuant to a loan and security agreement, providing for a continuing security interest in all of the Company's assets.

     The promissory note provides for maximum borrowings of $1,000,000 and bears interest at prime plus 1.0% (9.25% at December 31, 1996), payable monthly.

     The installment note allows for maximum borrowings of $1,200,000 and is payable in monthly installments of principal and interest amortized over the life of the loan. The installment note bears interest at 8.25% annually.

     The outstanding balances on the promissory note and installment loan at December 31, 1996 were $340,000 and $1,166,667, respectively. The installment loan proceeds were primarily used to repay the Company's prior obligations due to Cole Taylor Bank, which amounted to $722,489 at the time of closing.

     The aggregate future annual principal maturities at December 31, 1996 are as follows:

        1997                $       740,000
        1998                        400,000
        1999                        366,667
                            ---------------

                            $     1,506,667
                            ===============

                        VALUATION COUNSELORS GROUP, INC.
                        AND ITS WHOLLY OWNED SUBSIDIARY


                       Notes to the Financial Statements
                           December 31, 1996 and 1995




Note 4--Lease Obligations:
--------------------------

     The Company occupies several offices under various noncancellable operating lease agreements, the longest of which expires in 2005. The Leases generally provide for the payment of annual base rentals plus a proportionate share of operating costs (as defined). In addition, the Company is obligated under various equipment leases through 2001.

     Future minimum rentals, net of sublease rentals, required under these Leases at December 31 are as follows:

        Year Ending                    Equipment        Office
        December 31,                    Leases          Leases           Total
                                      ----------      ----------     ----------
        1997                          $  106,000      $  845,000     $  951,000
        1998                              83,000         725,000        808,000
        1999                              63,000         707,000        770,000
        2000                              58,000         707,000        765,000
        2001                              31,000         731,000        762,000
        Thereafter                             0       1,045,000      1,045,000
                                      ----------      ----------     ----------
                                         341,000       4,760,000      5,101,000
        Less sublease rentals                  0        (295,000)      (295,000)
                                      ----------      ----------     ----------

                                      $  341,000      $4,465,000     $4,806,000
                                      ==========      ==========     ==========

     In conjunction with the acquisition of Lloyd-Thomas, the Company leased office space through September 30, 1995 from two former shareholders of Lloyd-Thomas (totaling approximately $62,000 in 1995).

     Total rental expense charged to operations amounted to $1,067,000 and $1,313,000 for 1996 and 1995, respectively (net of sublease income of $76,000 in 1996 and 23,000 in 1995).

Note 5 -- Income Taxes:
-----------------------

     The company provided for deferred income taxes in accordance with STATEMENT OF FINANCIAL ACCOUNTING STANDARD NO. 109 (SFAS NO.109), until December 31, 1993, and did not record deferred income taxes in accordance with SFAS No. 109 for the year ended December 31, 1994. Effective January 1, 1996, the Company commenced providing for deferred income taxes, resulting in a prior period adjustment of January 1, 1995, retained earnings and deferred income taxes, and December 31, 1995 deferred income taxes and income tax benefit as discussed in Note 1.

                        VALUATION COUNSELORS GROUP, INC.
                        AND ITS WHOLLY OWNED SUBSIDIARY


                       Notes to the Financial Statements
                           December 31, 1996 and 1995




Note 5 -- Income Taxes, Continued:
----------------------------------

     The provision for income taxes for the years ended December 31, 1996 and 1995, consist of the following:

                                             1996            1995
                                         -----------      ---------
        Current--provision               $    42,101      $  60,282
        Deferred--provision (benefit)        122,000     (   47,902)
                                         -----------      ---------

                                         $   164,101      $  12,380
                                         ===========      =========

     The Company had essentially no current federal tax provision in both years due to utilization of federal net operating loss carryforwards to offset taxable income for the years ended December 31, 1996 and 1995, the difference between the statutory federal tax rate of 34% and the effective tax rate is due to the effect of state income taxes and nondeductible meals and entertainment costs and amortization of goodwill.

     The types of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to the deferred tax Liabilities and assets at December 31, 1996 and 1995 and their approximate tax effects are as follows:

                                                            Tax                     Tax
                                                           Effect                  Effect
                                                            1996                    1995
                                                        -----------             ------------

        Accounts receivable and progress billings       ($1,187,000)            ($1,095,000)
        Allowances on receivables                           250,000                 119,000
        Prepaids and other receivables                      (52,000)                (81,000)
        Deferred income                                     265,000                 218,000
        Accounts payable and accrued expenses               240,000                 391,000
        Depreciation                                        (52,000)                (40,000)
        Net operating Loss carryforwards                     27,000                 184,000
        Intangibles                                          13,000                 (70,000)
                                                        -----------             -----------

        Net current deferred tax Liability              ($  496,000)            ($  374,000)
                                                        ===========             ===========

     The Company's net tax operating and capital loss carryforward which expires in years through 2011 was approximately $70,000 and $460,000 in 1996 and 1995, respectively.

                        VALUATION COUNSELORS GROUP, INC.
                        AND ITS WHOLLY OWNED SUBSIDIARY


                       Notes to the Financial Statements
                           December 31, 1996 and 1995




Note 6--Stockholders' Agreement, Repurchase of Stock and Related Obligation:
----------------------------------------------------------------------------

     Pursuant to a stockholders' agreement dated December, 1993 (as restated), upon termination of any shareholder (as defined), the Company is required (unless shareholders holding a majority of the outstanding stock agree otherwise) to purchase all of their shares not acquired by the remaining corporate shareholders, based upon a value per share, and payment terms, as provided for in the agreement. In the event of death, the Company maintains term insurance aggregating $6,200,000 on the lives of its stockholders to fund the purchase of stockholders' shares. Furthermore, the Company has the right of first refusal to acquire the outstanding shares of any selling stockholders, not acquired by the remaining corporate shareholders, pursuant to terms and conditions, as provided for in the stockholders' agreement.

     The company repurchased 19,518 shares of outstanding stock from a former shareholder and officer under a settlement agreement dated December 30, 1996 for $910,000. The settlement agreement provides for the payment of $910,000 to be made in three installments; a $304,000 payment on December 31, 1996 and two payments of $303,000 to be paid by December 15, 1997 and 1998.

Note 7--Contribution to Profit-sharing Plan:
--------------------------------------------

     The Company maintains a defined contribution plan (which qualifies as a "401K" plan) for all eligible employees, as defined by the plan. Participants may make contributions up to 18% of their compensation (as defined) but not to exceed the maximum amount allowed by the Internal Revenue Code. On October 7, 1994, the Company amended the plan, effective January 1, 1996, to allow a Company matching of 50% of the employee contribution, up to a maximum of 3% of an employee's salary. The Company made contributions to the plan of $165,929 for 1996 and $114,486 for 1995.

Note 8--Contingencies and Commitments:
--------------------------------------

     In conjunction with the Lloyd-Thomas acquisition agreement, the Company has employed certain individuals through January 31, 1998, with the right to extend the employment for an additional two-year term. In addition, the Company is required to make a payment of $335,000 on December 31, 1997, plus a one-time payment of $100,000, based on an earnings threshold (as defined) to December 31, 1997. Amounts charged to operations in 1996 and 1995 represent the aforementioned payments, plus amortization of goodwill.

     During 1995, the Company was involved in litigation, which resulted in a settlement during 1996 aggregating $400,000, of which $150,000 (representing the insurance deductible) was provided for in 1995, and the remaining $250,000 was provided for in 1996 (of which $180,000 is outstanding and included in accrued expenses as of December 31, 1996).

                        VALUATION COUNSELORS GROUP, INC.
                         AND ITS WHOLLY OWNED SUBSIDIARY

                      Consolidated Statement of Operations
            For the Period January 1, 1997 through September 30, 1997
                                   (unaudited)






Net Revenue                                   $ 14,185,505

Operating Expenses                              11,460,528
                                              ------------

Gross Operating Income                           2,724,977

Marketing and Sales Expenses                     1,440,282
                                              ------------

Income from Operations                           1,284,695
                                              ------------

Other Expenses
         Bonus provision                         1,444,433
         Acquisition-related expenses              381,237
                                              ------------
                                                 1,825,670

Loss before Provision for Income Taxes            (540,975)

Provision for Income Taxes                          (7,792)
                                              ------------

Net Loss                                      $   (533,185)
                                              ============

                        VALUATION COUNSELORS GROUP, INC.
                         AND ITS WHOLLY OWNED SUBSIDIARY

                      Consolidated Statement of Cash Flows
            For the Period January 1, 1997 through September 30, 1997
                                   (unaudited)




Cash flows from operating activities:
   Net Loss                                                        $(533,184)
   Adjustments to reconcile net loss to net cash
      used in by operating activities:
         Depreciation and amortization                               326,842
         Loss on sale of fixed assets                                  1,235
         Changes in:
            Accounts receivable                                      (34,425)
            Other receivables, deposits and prepayments              (13,581)
            Notes receivable                                           3,275
            Accounts payable                                         (44,103)
            Accrued liabilities                                      170,634
            Deferred income taxes                                    (66,000)
                                                                   ---------

                  Net cash used in operating activities             (189,307)
Cash flows from investing activities:
    Capital expenditures                                             (92,268)
                                                                   ---------

                  Net cash used in investing activities              (92,268)

Cash flows from financing activities:
   Repayment of debt                                                (640,000)
   Sale of treasury stock                                            436,250
   Purchase of treasury stock                                        (72,545)
   Exercise of stock options                                         615,000
                                                                   ---------

                  Net cash provided by financing activities          338,705

Net increase in cash and cash equivalents                             57,130

Cash and cash equivalents at beginning of year                        41,480
                                                                   ---------

Cash and cash equivalents at end of year                           $  98,610
                                                                   =========

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Zelenkofske, Axelrod & Co., Ltd.:

We have audited the accompanying balance sheet of Zelenkofske, Axelrod & Co., Ltd. (the Company) as of June 30, 1997, and the related statements of operations and retained earnings, and cash flows for the three months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zelenkofske, Axelrod & Co., Ltd. as of June 30, 1997 and the results of its operations and its cash flows for the three months then ended, in conformity with generally accepted accounting principles.

                                             /s/  KPMG Peat Marwick LLP
Philadelphia, Pennsylvania
February 6, 1998

                        ZELENKOFSKE, AXELROD & CO., LTD.
                                  BALANCE SHEET
                                  JUNE 30, 1997




                           ASSETS
                           ------



Current Assets
   Cash                                                                           $    12,350
   Accounts Receivable, Less Allowance for Doubtful Accounts of $436,162            3,378,664
   Work-in-Process                                                                    159,432
   Prepaid Expenses                                                                    99,849
                                                                                  -----------

      Total Current Assets                                                          3,650,295
                                                                                  -----------
Property and Equipment - at Cost, Less Accumulated Depreciation of
   $ 1,359,606                                                                        406,975
                                                                                  -----------

Other Assets
   Cash Value of Officers' Life Insurance                                             170,068
   Other Assets                                                                        32,600
                                                                                  -----------
      Total Other Assets                                                              202,668
                                                                                  -----------
      Total Assets                                                                $ 4,259,938
                                                                                  ===========
          LIABILITIES AND STOCKHOLDERS' EQUITY
          -------------------------------------

Current Liabilities
   Accounts Payable                                                               $   493,217
   Accrued Liabilities                                                                273,593
   Notes Payable to Bank                                                            1,116,670
   Notes Payable to Stockholders                                                      220,000
   Notes Payable to Former Stockholders                                               161,086
                                                                                  -----------

      Total Current Liabilities                                                     2,264,566
                                                                                  -----------
Commitments and Contingencies                                                               -

Stockholders' Equity
   Common Stock - $1 Par Value; 1,000 Shares
   Authorized - 970 Issued and 949 Outstanding                                           949
   Additional Paid-in Capital                                                         344,589
   Treasury Stock, at Cost                                                           (138,430)
   Retained Earnings                                                                1,788,264
                                                                                  -----------

      Total Stockholders' Equity                                                    1,995,372
                                                                                  -----------
      Total Liabilities and Stockholders' Equity                                  $ 4,259,938
                                                                                  ===========

See accompanying notes to the financial statements.

                        ZELENKOFSKE, AXELROD & CO., LTD.
                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                        THREE MONTHS ENDED JUNE 30, 1997




Revenues
   Fee Income                                                       $ 2,723,769
                                                                    -----------
Expenses
   Payroll, Benefits and Taxes                                        2,367,057
   Travel                                                                93,536
   Depreciation and Amortization                                         79,500
   Interest                                                              42,525
   Computer                                                              21,290
   Other Employee Benefits                                               72,357
   Postage and Miscellaneous Office Expense                             111,564
   Provision for Bad Debts                                              112,592
   Marketing                                                             25,900
   Professional Fees                                                    120,940
   Dues and Subscriptions                                                29,337
   Entertainment                                                         16,020
   Rent and Occupancy                                                   180,081
   Telephone                                                             43,831
   License, Insurance and Taxes                                          44,549
                                                                    -----------

      Total Expenses                                                  3,361,079
                                                                    -----------
Net Loss                                                               (637,310)

Retained Earnings - Beginning of Period                               2,425,574
                                                                    -----------

Retained Earnings - End of Period                                   $ 1,788,264
                                                                    ===========

                        ZELENKOFSKE, AXELROD & CO., LTD.
                             STATEMENT OF CASH FLOWS
                        THREE MONTHS ENDED JUNE 30, 1997




Cash Flows From Operating Activities
   Net Loss                                                             $(637,310)
                                                                        ---------
   Adjustments to Reconcile Net Loss to Net Cash Used in Operating
      Activities:
         Depreciation and Amortization                                     79,500
         Provision for Bad Debts                                          112,592

         (Increase) Decrease in Current Assets
            Accounts Receivable, Net                                      909,864
            Work-in-Process                                                43,046
            Prepaid Expenses                                              (74,990)
            Other Assets                                                 (186,427)

         Increase in Current Liabilities
            Accounts Payable                                             (280,302)
            Accrued Expenses                                             (297,031)
                                                                        ---------
   Total Adjustments                                                      306,252
                                                                        ---------
   Net Cash Used in Operating Activities                                 (331,058)
                                                                        ---------

Cash Flows From Financing Activities
   Repayment of Notes Payable to Bank                                     (87,502)
   Increase in Notes Payable to Stockholders                              220,000
   Decrease in Notes Payable to Former Stockholders                       (13,405)
                                                                        ---------

   Net Cash Used in Financing Activities                                  119,093
                                                                        ---------

Net Decrease in Cash                                                     (211,965)

Cash - Beginning of Period                                                224,315
                                                                        ---------

Cash - End of Period                                                    $  12,350
                                                                        =========

Supplemental Disclosure of Cash Flow Information:

   Cash Paid During the Period for:

      Interest                                                          $  42,525
                                                                        =========


See accompanying notes to the financial statements.

                        ZELENKOFSKE, AXELROD & CO., LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1997



NOTE 1:  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Zelenkofske, Axelrod & Co., Ltd. (the "Company") was engaged in providing accounting, attestation, and tax services, in addition to general business consulting services to a wide range of commercial, governmental and not-for-profit clients, most of which were located in Pennsylvania.

          A summary of accounting policies consistently applied in the preparation of the accompanying financial statements is as follows:

          A)   Revenue Recognition
               -------------------

               Revenue is recognized as services are performed.

          B)   Allowance for Doubtful Accounts
               --------------------------------

               The Company provided an allowance for doubtful accounts equal to the estimated losses to be incurred in the collection of all receivables. The estimated losses were based on a review of the current status of the existing receivables.

          C)   Cash Equivalents
               ----------------

               For purposes of the statement of cash flows, the Company considered all short-term securities purchased with a maturity of three months or less to be cash equivalents.

          D)   Accounts Receivable
               -------------------

               Accounts receivable represent the total of all invoices outstanding for completed or partially completed engagements.

          E)   Work-in-Process
               ---------------

               Work-in-process represents the unbilled portion of uncompleted audit, tax, and consulting engagements recognized at net realizable value.

          F)   Property and Equipment
               ----------------------

               The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are amortized over their estimated useful lives. Depreciation is computed on the straight-line and accelerated methods for financial reporting and ACRS and MACRS for income tax purposes.

               Maintenance and repairs are charged to operations when incurred. Significant betterments are capitalized. When property and equipment are sold or otherwise disposed of, the asset accounts and related accumulated depreciation accounts are relieved, and any gain or loss is included in operations.

                        ZELENKOFSKE, AXELROD & CO., LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                  JUNE 30, 1997



NOTE 1: NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  F)       Property and Equipment (Continued)
                           ----------------------

                           The useful lives of property and equipment for purposes of computing depreciation and amortization are:

                                  Furniture and Fixtures       7 - 12 Years
                                  Office Equipment             5 - 12 Years
                                  Computer Equipment                5 Years
                                  Leasehold Improvements         31.5 Years

                  G)       Income Taxes
                           ------------

                           The Company elected to be taxed under the provisions of Subchapter S of the applicable federal and state revenue codes. Under those provisions, the Company does not pay federal and state corporate income taxes on its taxable income. Also, the Company does not receive the benefit of net operating loss carryforwards or carrybacks. Instead, the stockholders are liable for individual income taxes on their respective shares of the Company's taxable income or loss in their individual income tax returns.

                  H)       Use of Estimates
                           ----------------

                           The preparation of financial statements in conformity with accounting and reporting practices prescribed by generally accepted accounting principles, requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


NOTE 2:  SUBSEQUENT EVENT

                  On July 1, 1997, the Company spun-off a portion of its assets to a newly created Pennsylvania S corporation, Zelenkofske Axelrod & Co., CPA's, Inc. This new company is owned by the former stockholders of Zelenkofske, Axelrod & Co., Ltd. Also, on July 1, 1997, the Company changed its name to ZA Business Services, Inc. and, simultaneously, 100% of its ownership as well as assets aggregating to $1.7 million were acquired by International Alliance Services, Inc. (now Century Business Services).

                        ZELENKOFSKE, AXELROD & CO., LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                  JUNE 30, 1997



NOTE 3:  PROPERTY AND EQUIPMENT

          The following is a summary of property and equipment, at cost, less accumulated depreciation:

               Furniture and Fixtures                   $  604,585
               Leasehold Improvements                       29,376
               Office Equipment                            476,424
               Computer Equipment                          656,196
                                                       -----------
                                                         1,766,581
               Less: Accumulated Depreciation
                     and Amortization                    1,359,606
                                                        ----------
                                                        $  406,975
                                                        ==========

          Depreciation and amortization expense for the three months ended June 30, 1997, was $79,500.


NOTE 4:  ALLOWANCE FOR DOUBTFUL ACCOUNTS

          The activity in the allowance for doubtful accounts, for the three months ended June 30, 1997, was as follows:

                Beginning Balance, April 1                $  662,895

                Provision for Bad Debts                      112,592
                Charge Offs, Net of Recoveries              (339,325)
                                                          ----------
                Ending Balance, June 30                   $  436,162
                                                          ==========


          There were no receivables from clients outstanding at June 30, 1997 that were considered to be individually significant.


NOTE 5:  NOTES PAYABLE TO BANK

          The Company maintained a line of credit with PNC Bank with a maximum amount of $2,000,000. Interest was based on prime plus 1/4%. The amount outstanding at June 30, 1997, was $450,000. The interest rate as of June 30, 1997 was 8.5%. The line was secured by all assets of the Company.

          The Company had five notes payable to PNC Bank totaling $666,670. On July 1, 1997, the Company paid off these notes. Interest payable on the notes was based on prime plus 1/4%.

                        ZELENKOFSKE, AXELROD & CO., LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                  JUNE 30, 1997


NOTE 6:  EMPLOYEE RETIREMENT PLAN

                  The Company maintained a plan under which eligible employees were able to defer a portion of their annual compensation, up to a maximum of 15%, pursuant to Section 401(k) of the Internal Revenue Code. Substantially all employees were eligible to participate. The Company matched contributions on a discretionary basis as determined by the board of directors. Employees vested in their portion of the Company's contributions, if any, at the rate of 20% for each year of service. There were no Company contributions to the plan for the three month period ended June 30, 1997.

NOTE 7:  COMMITMENTS AND CONTINGENCIES

                  The former stockholders of Zelenkofske, Axelrod & Co., Ltd. are guarantors of the accounts receivable and work-in-process accounts that were retained by ZA Business Services, Inc. on July 1, 1997, as a result of the change in ownership. If any of these accounts are subsequently deemed to be uncollectible by ZA Business Services, Inc., the former stockholders will reimburse Century Business Services for these amounts.

                  On March 31, 1997, the health care consulting division of the Company was sold to an independent entity, ZA Consulting, Inc.
                  (ZAC). As a result of this transaction, ZAC assumed a liability to a former shareholder. At June 30, 1997, the Company was a contingent guarantor on this liability up to a maximum of $1,000,000. The guarantee decreases annually by $200,000 until it expires on March 31, 2002. This guarantee was assumed on July 1, 1997, by Zelenkofske Axelrod & Co., CPA's, Inc., a successor in interest.

                  This maximum guarantee decreases as follows:

                             March 31,
                             ---------
                              1998                            $800,000
                              1999                            $600,000
                              2000                            $400,000
                              2001                            $200,000

                  The Company leased office space at the 101 West Avenue building in Jenkintown, Pennsylvania, from APH Associates on a lease, which will expire on May 31, 2000. Additionally, the Company leased a second office space at the 101 West Avenue building from Lincoln Investment Associates. The Company and ZAC are jointly liable for this commitment which will expire on May 31, 2000.

                  The future minimum lease payments under these operating leases, as of June 30, 1997, were as follows:

                         Year Ending June 30,
                         --------------------
                                 1998                         $   604,657
                                 1999                             604,657
                                 2000                             554,269
                                                             ------------
                                                              $ 1,763,583
                                                              ============

                    Office rental expense for the three months ended June 30, 1997, was $157,257.

                        ZELENKOFSKE, AXELROD & CO., LTD.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                  JUNE 30, 1997




NOTE 8:  RELATED PARTY TRANSACTIONS

          As of June 30, 1997, the Company had a note payable to current shareholders of $220,000 payable on December 31, 1997 with interest at 8.25%. This liability was assumed by Zelenkofske Axelrod & Co., CPA's, Inc., a successor in interest, on July 1, 1997.

                          Independent Auditors' Report
                          ----------------------------



The Board of Directors
Health Administration Services, Inc.:


We have audited the accompanying balance sheet of Health Administration Services, Inc. as of December 18, 1997 and the related statements of income, changes in stockholders' equity and cash flows for the period from January 1, 1997 to December 18, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Health Administration Services, Inc. as of December 18, 1997, and the results of its operations and cash flows for the period from January 1, 1997 to December 18, 1997 in conformity with generally accepted accounting principles.

/s/ KPMG Peat Marwick LLP
Houston, Texas
January 28, 1998

                           HEALTH ADMINISTRATION SERVICES, INC.

                                      BALANCE SHEET

                                    December 18, 1997


                                          Assets
                                          ------


Current assets:
   Cash and cash equivalents                                               $     --
   Accounts receivable - trade, net of allowance for
      doubtful accounts of $17,000 in 1997                                    751,848
   Prepaid expenses                                                           106,686
                                                                           ----------

        Total current assets                                                  858,534

Property and equipment, net of accumulated
   depreciation and amortization                                              683,840
                                                                           ----------

        Total assets                                                        1,542,374
                                                                           ==========

                           Liabilities and Stockholders' Equity
                           ------------------------------------

Current liabilities:
   Book overdraft                                                          $  173,353
   Notes payable                                                               38,000
   Long-term debt, current portion (note 4)                                    84,252
   Interest-bearing loans from stockholders, current portion (note 5)          53,305
   Accounts payable and accrued expenses                                      831,095
   Deferred state income tax                                                   28,000
                                                                           ----------
        Total current liabilities                                           1,208,005

Long-term debt, net of current portion (note 4)                                29,871

Other liabilities                                                              59,585
                                                                           ----------
        Total liabilities                                                   1,297,461

Commitments (notes 6 and 7)

Stockholders' equity:
   Common stock, $1 par value, 1,000,000
      shares authorized; 7,000 shares issued and
      outstanding                                                               7,000
   Additional paid-in capital                                                 120,000
   Retained earnings                                                          117,913
                                                                           ----------

        Total stockholders' equity                                            244,913
                                                                           ----------

        Total liabilities and stockholders' equity                         $1,542,374
                                                                           ==========



See accompanying notes to financial statements.


                            HEALTH ADMINISTRATION SERVICES, INC.

                                     STATEMENT OF INCOME

                   For the period from January 1,1997 to December 18, 1997


Fee income                                                          $ 7,586,199

Costs and expenses:
   Payroll and related payroll expenses                               5,174,904
   Advertising                                                            3,508
   Computer expenses                                                    463,524
   Depreciation and amortization                                        298,141
   Rent                                                                 323,834
   Postage and printing                                                 380,512
   Insurance expense                                                    313,095
   Professional fees                                                    167,999
   Other                                                                788,050
                                                                    -----------
                Total costs and expenses                              7,913,567

Loss from operations                                                   (327,368)

Other income (expense):
   Gain (loss) on disposition of assets                                    (601)
   Interest income                                                          485
   Interest expense                                                     (50,329)
                                                                    -----------

       Total other expense, net                                         (50,445)
                                                                    -----------

       Loss before provision for state income
          tax                                                           (377,813)

Provision for state income tax                                               --
                                                                    -----------

                Net loss                                            $  (377,813)
                                                                    ===========

See accompanying notes to financial statements.

                            HEALTH ADMINISTRATION SERVICES, INC.

                        STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                  For the period from January 1, 1997 to December 18, 1997


                                                                                    Total
                                       Common       Paid-in        Retained     stockholders'
                                       stock        capital        earnings        equity
                                       -----        -------        --------        ------

Balance at January 1, 1997         $     7,000              --        495,726         502,726

Additional paid-in capital                  --         120,000             --         120,000

Net loss                                    --              --       (377,813)       (422,726)
                                     ----------  --------------  -------------   -------------

Balance at December 18, 1997         $    7,000         120,000        117,913         200,000
                                     ==========  ==============  =============   =============



See accompanying notes to financial statements.


                      HEALTH ADMINISTRATION SERVICES, INC.
                             STATEMENT OF CASH FLOWS

         For the period from January 1, 1997 to December 18, 1997

Cash flows from operating activities:
    Net loss                                                          $(377,813)
    Adjustments to reconcile net income to net cash provided
      by operating activities:
        Depreciation and amortization                                   298,141
        Loss on disposition of assets                                       601
        Effects of changes in operating assets and liabilities:
            Accounts receivable - trade, net                             55,807
            Prepaid expenses                                            (14,525)
            Accounts payable and accrued expenses                       434,481
            Liability for deferred compensation                        (152,500)

            Other liabilities                                               238
                                                                      ---------

                 Net cash provided by operating activities              244,430
                                                                      ---------
Cash flows from investing activities:
    Capital expenditures for property and equipment                     (64,447)

    Proceeds from disposition of assets                                     700
                                                                      ---------

                 Net cash used in investing activities                  (63,747)
                                                                      ---------
Cash flows from financing activities:
    Net repayments under revolving line of
      credit agreement and short-term notes payable                    (405,000)
    Book overdraft                                                      173,353
    Borrowings on loans from stockholders                               155,000
    Borrowings on long-term debt                                        176,649
    Principal payments on long-term debt                               (130,649)
    Principal payments on loans from stockholders                      (463,467)
    Additional paid-in capital                                          120,000
                                                                      ---------

                  Additional paid-in capital                           (374,114)
                                                                      ---------

Net decrease in cash and cash equivalents                              (193,431)


Cash and cash equivalents at beginning of year                          193,431
                                                                      ---------
Cash and cash equivalents at end of year                              $     --
                                                                      =========
Supplemental disclosure - cash paid for interest                      $  50,329
                                                                      =========


See accompanying notes to financial statements.

                      HEALTH ADMINISTRATION SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 18, 1997

 (1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Health Administration Services, Inc. (the Company) provides health care management services designed to control employer health care costs and monitor patterns of treatment provided. The Company offers a broad range of integrated services including group health claims administration, utilization reviews and case management, psychiatric/chemical dependency utilization review and case management, development of provider networks, pre-determination and claims appeal review, data analysis and reporting. The Company also assists employers to better manage the rising costs associated with workers' compensation through claims administration investigation, safety and the analysis of funding alternatives.

      The Company's business strategy is to market a broad range of integrated health care management services to new and existing clients and to develop new services responsive to industry trends and the needs of its clients. The Company has integrated its services so that it operates utilizing the same on-line database system for claims histories, eligibility and benefit coverage information, utilization review determinations and provider fee arrangements.

      As of December 18, 1997, the Company was merged into an Ohio Corporation called IASI Acquisition D Co., which was a subsidiary of International Alliance Services, Inc. Subsequently, IASI Acquisition D Co. changed its name to Health Administration Services, Inc.

      The following summarizes the other significant accounting and reporting policies used in the preparation of the accompanying financial statements.

      REVENUE RECOGNITION

      Revenue is earned as services are provided based upon fee schedules for each type of service.

      PROPERTY AND EQUIPMENT

      Property and equipment is stated at cost, less accumulated depreciation and amortization. Depreciation and amortization expense is computed on the straight-line and accelerated methods over the estimated useful lives of the related assets. Expenditures for additions, major renewals and betterments are capitalized, and maintenance and repairs are charged to expense as incurred.

      The costs of assets retired or otherwise disposed of and the related accumulated depreciation and amortization are eliminated from the accounts in the year of disposal and the resulting gain or loss is credited or charged to operations.
                                                                     (Continued)

                      HEALTH ADMINISTRATION SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS



      INCOME TAXES

      The Company has elected S corporation status for federal income tax purposes for the period ended which provides that, in most cases, the taxable earnings of the corporation flow through and are taxed to its stockholders. Therefore, a provision for current federal income taxes is not included in the accompanying financial statements. This election terminates from the effective date of the merger into IASI Acquisition D Company.

      Deferred tax is accounted for in accordance with the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109. Accordingly, a deferred income tax has been recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial amounts at year end. Deferred state income tax results primarily from temporary differences due to the use of cash basis accounting and accelerated depreciation methods for tax purposes. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated net realizable value.

      CASH AND CASH EQUIVALENTS

      For purposes of reporting cash flows, cash and cash equivalents include cash on hand and in banks and other short-term highly liquid investments with an original maturity of three months or less.

      EMPLOYEE HEALTH PLAN

      The Company is primarily self-insured for its employee major medical and short-term disability coverage plan. Under the plan, the Company is liable for claims, subject to stop-loss coverage provided by an independent insurance carrier that limits the Company's liability to a specified amount per plan participant and a specified aggregate amount in total. The self-insurance claim liability is determined based on claims reported and an estimate of claims incurred but not reported.

      CONCENTRATION OF CREDIT RISK

      The Company maintains deposits in demand accounts with a major bank which exceed the federally insured limit of $100,000 from time to time. The Company has not incurred losses related to these deposits.

      The Company provides services and grants credit to customers located primarily in the state of Texas and does not generally require collateral. Approximately 65% of these customers are school districts. Customer credit records are reviewed on a regular basis, and an allowance is provided for accounts which are questionable as to collectibility. Credit losses have historically been minimal and within management's expectations.

                                                                     (Continued)

                      HEALTH ADMINISTRATION SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS



      The Company is not party to any financial instruments which would have off-balance sheet credit or interest rate risk.

      OVERALL EFFECT OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)   PROPERTY AND EQUIPMENT

      A summary of property and equipment and related accumulated depreciation and amortization follows:

                                                              Useful
                             Asset description                 years                  1997
                             -----------------                -------                 ----
           Office furniture and fixtures                   5 - 10 years        $      210,077
           Computer software                                3 - 5 years               647,408
           Automobiles                                          5 years                97,800
           Office equipment                                5 - 10 years             1,411,558
           Leasehold improvements                           3 - 5 years                44,835
                                                                               --------------
                        Total property and equipment                                2,411,678
           Less accumulated depreciation and amortization                           1,727,838
                                                                               --------------
                        Net property and equipment                             $      683,840
                                                                               ==============


 (3)  NOTES PAYABLE

      Notes payable consisted of the following at December 18, 1997:

      Revolving line of credit with a bank for $300,000, interest payable monthly at the current prime rate (8.50% at December 18, 1997), outstanding principal and accrued interest payable on July 31, 1998, collateralized by accounts receivable and equipment, guaranteed by the
          Company's stockholders                                                     $ 38,000
                                                                                     ========

      The line of credit agreement contains a covenant stating that the total principal outstanding, at any time, shall not exceed the lesser of 80% of accounts receivable no older than 60 days from invoice date or $300,000.

                                                                     (Continued)

                      HEALTH ADMINISTRATION SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS



 (4)  LONG-TERM DEBT

      The following is a schedule of long-term debt at December 31, 1997:

      Note payable to a bank bearing interest at the prime rate, due in monthly payments of $3,733 plus interest through August 1999, collateralized by certain computer equipment and cross-collateralized with the $300,000
         revolving line of credit                                                        $   74,667
      Note payable to a bank bearing interest at the prime rate, due in monthly payments of $2,000 plus interest
         through August 1998, collateralized by certain
         equipment and cross-collateralized with the
         $300,000 revolving line of credit                                                   14,000
      Note payable to a corporation bearing interest at 8.9%,
         due in monthly installments of $911 including
         interest through September 1998, collateralized by
         certain equipment                                                                    8,749
      Other                                                                                  16,707
                                                                                         ----------
                                                                                            114,123
      Less current portion                                                                   84,252
                                                                                         ----------
                Long-term debt, net of current portion                                   $   29,871
                                                                                         ==========



 (5)  INTEREST-BEARING LOANS FROM STOCKHOLDERS

      The following is a schedule of the interest-bearing loans from stockholders at December 18, 1997:

      Uncollateralized notes payable to stockholders, bearing interest at 9. 5%
          per year, due in monthly installments totaling $13,591, including interest, through June 1998
                                                                                           $ 53,305
                                                                                           ========
      Interest expense incurred on loans from stockholders totaled $29,340 in
      1997.
      Future principal maturities of long-term debt and interest-bearing loans from stockholders is as follows:

               Year ending December 18,
                         1998                                                             $ 137,557
                         1999                                                                29,871
                                                                                          ---------
                                                                                          $ 167,428
                                                                                          =========

                                                                     (Continued)
                                       51

                      HEALTH ADMINISTRATION SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS



 (6)  COMMITMENTS

      The Company leases its office space under a noncancelable operating lease. The lease agreement provides for accelerating payments over the term of the lease, with a renewal option to extend the lease for an additional five years. Rent expense is recorded on a prorated basis over the life of the lease. A liability has been recorded for the rent expense charged to operations in excess of rental payments actually made.

      The following is a schedule of the future minimum rental payments required under the office lease:

                               1998              $ 282,912
                               1999                292,992
                               2000                 98,784
                                                 ---------
                                                 $ 674,688
                                                 =========

      The Company incurred rent expense of $276,192 in 1997.

      The Company manages and markets a preferred provider organization (PPO) service and has agreed to make distributions of 50% of the net profit in excess of 15% of such PPO revenue to the founders of the PPO to reimburse such founders up to the amount of their original investment. As of December 18, 1997, the founders' unrecovered investment had been reduced to $27,542.

      The Company purchased software in 1994 under the terms of a software license agreement that requires the payment of future license fees. Included in other noncurrent liabilities and accounts payable at December 18, 1997 is $32,475 related to future license fees which is payable in annual installments of $32,475 through 1998.

 (7)  EMPLOYEE RETIREMENT PLAN

      During 1993, the Company established a qualified defined contribution savings plan under Section 401(k) of the Internal Revenue Code which covers all full-time employees once they have completed one full year of service. Under the plan, eligible participating employees may elect to contribute up to 15% of their salaries. The Company matches 50% of a participant's voluntary contribution up to 1.5% of their salary. Participants are at all times fully vested in their contributions and the Company's contributions vest to the participants over a five year period of continued employment. In addition, the Company may make annual discretionary contributions. Contributions made by the Company and charged to expense totaled $33,042 in 1997.

                                   Independent Auditors' Report
                                   ----------------------------


THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
SHENKIN KURTZ BAKER & CO., P.C.:


We have audited the accompanying consolidated balance sheet of Shenkin Kurtz Baker & Co., P.C. and subsidiary as of December 7, 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for the period from January 1, 1997 to December 7, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with Generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Shenkin Kurtz Baker & Co., P.C. and subsidiary as of December 7, 1997, and the results of their operations and their cash flows for the period from January 1, 1997 to December 7, 1997, in conformity with generally accepted accounting principles.


                                                  /s/ KPMG Peat Marwick LLP


Denver, Colorado
January 26, 1998

SHENKIN KURTZ BAKER & CO., P.C.
AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

DECEMBER 7, 1997
-------------------------------------------------------------------------------
     Assets
     -------
Cash                                                                   $       25,452
Accounts receivable - trade, net of allowance
  for doubtful accounts of $375,000                                           610,069
Work-in-progress                                                              276,271
Prepaid expenses                                                               47,255
                                                                          -----------

             Current assets                                                   959,047

Fixed assets (including accumulated depreciation
  of $441,774)                                                                 583,060

Other assets                                                                       198
                                                                          ------------
             Total assets                                                 $  1,542,305
                                                                          ------------

Liabilities and Stockholders' Equity
------------------------------------
Liabilities:
   Accounts payable                                                       $     46,331
   Notes payable - shareholders                                                100,000
   Financial retainers                                                          74,881
   Accrued payroll                                                              77,284
   Accrued expenses and other                                                   56,865
                                                                          ------------

             Current liabilities                                               355,361
                                                                          ------------

             Total liabilities                                                 355,361
                                                                          ------------

Stockholders' equity:
   Common stock, no par value, 25,000,000 shares authorized; 538,000
      shares issued and 526,500 shares outstanding                                   -
   Additional paid-in capital                                                  277,304
   Treasury stock                                                              (41,100)
   Retained earnings                                                           950,740
                                                                          ------------
             Total stockholders' equity                                      l,186,944
                                                                          ------------
             Total liabilities and stockholders' equity                   $  1,542,305
                                                                          ============

  See accompanying notes to consolidated financial statements.

SHENKIN KURTZ BAKER & CO., P.C.
AND SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME

PERIOD FROM JANUARY 1, 1997 TO DECEMBER 7, 1997
-------------------------------------------------------------------------------
  Fee income                                               $  4,497,665

  Direct expenses                                             2,467,784
                                                           ------------

             Gross profit                                     2,029,881

  Indirect expenses                                           2,370,096

             Loss from operations                             (340,215)

  Other income, net                                              27,744
                                                           ------------

             Net loss                                      $  (312,471)
                                                           ===========

  See accompanying notes to consolidated financial statements.

SHENKIN KURTZ BAKER & CO., P.C.
AND SUBSIDIARY

Consolidated Statement of Stockholders' Equity

Period From January 1, 1997 to December 7, 1997

                                           Common Stock      Additional                   Treasury stock
                                        -------------------- Paid-In       Retained    ---------------------
                                        Shares        Amount  Capital      Earnings    Shares         Amount        Total
                                        ------        ------  -------      --------    ------         ------        -----

Balance as of January 1, 1997           523,000          -     63,830     1,263,211           -         -         1,327,041
Net loss                                     -           -         -      (312,471)           -         -          (312,471)
Sale of stock                            15,000          -    213,474           -             -         -           213,474
Purchase of treasury stock                   -           -         -            -         (11,500)    (41,100)      (41,100)
                                        -------      ---      -------      -------        -------     -------    -----------
Balance as of December 7, 1997          538,000      $  -     277,304      950,740      $ (11,500)    (41,100)   $ 1,186,944
                                        =======      ===      =======      =======        =======     =======    ===========

See accompanying notes to consolidated financial statements.

   SHENKIN KURTZ BAKER & CO., P.C.
   AND SUBSIDIARY

   CONSOLIDATED STATEMENT OF CASH FLOWS

   PERIOD FROM JANUARY 1, 1997 TO DECEMBER 7, 1997
-------------------------------------------------------------------------------

   Cash flows from operating activities:
     Net loss                                                         $(312,471)
     Adjustments to reconcile net loss to net cash provided by
       operating activities:
          Depreciation                                                   74,012
          Allowance for doubtful accounts                               232,000
          Changes in the following items:
             Accounts receivable                                        (63,895)
             Work-in-progress                                           (18,059)
             Prepaid expenses                                           (20,966)
             Accounts payable                                            46,331
             Accrued expenses                                           133,865
                                                                      ---------
               Net cash provided by operating activities                 70,817
                                                                      ---------
 Cash flows from investing activities -
    Purchase of property and equipment                                 (150,436)
                                                                      ---------
Cash flows from financing activities:
    Proceeds from shareholders' notes payable                           100,000
    Repayment of notes payable                                         (243,348)
    Sale of stock                                                       213,474
    Purchase of treasury stock                                          (41,100)
                                                                      ---------

               Net cash provided by financing activities                 29,026
                                                                      ---------

              Net decrease in cash                                      (50,593)

Cash at beginning of year                                                76,045
                                                                      ---------
Cash at end of year                                                   $  25,452
                                                                      =========

See accompanying notes to consolidated financial statements.

SHENKIN KURTZ BAKER & CO., P.C.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 7, 1997
-------------------------------------------------------------------------------

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION

     Shenkin Kurtz Baker & Co., P.C., (SKB or the Company) is a certified public accounting firm. Formed in 1975, the firm offers services in areas of tax planning and compliance, investment banking, outsourcing, dispute resolution, accounting services, mergers and acquisitions, business valuation and family office, primarily in Denver, Colorado.

      BASIS OF CONSOLIDATION

     The Company's consolidated financial statements include the accounts of its wholly-owned subsidiary, SKB Corboy, Inc. (SKB Corboy). SKB Corboy is a registered securities broker/dealer. All significant intercompany accounts and transactions have been eliminated.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting and reporting practices prescribed by generally accepted accounting principles, requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all short-term securities purchased with a maturity of three months or less to be cash equivalents.

      REVENUE RECOGNITION

      Revenues are recognized as services are performed. The allowance for doubtful accounts generally includes accounts which are in excess of 120 days old.

      WORK-IN-PROGRESS

      Work-in-progress represents the unbilled portion of uncompleted services recognized at net realizable value.

      PROPERTY AND EQUIPMENT

      Depreciation and amortization of property and equipment are provided by the use of the straight line and accelerated methods over the estimated useful lives of the assets. Adjustments of the assets and the related depreciation accounts are made for retirements and disposals with the resulting gain or loss included in operations. Leasehold improvements are depreciated over a 39-year period. All other assets are depreciated over 3 to 7 years.

SHENKIN KURTZ BAKER & CO., P.C.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
-------------------------------------------------------------------------------

        INCOME TAXES

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

        SKB is a C Corporation for tax purposes. The Company had no current taxable income for the period from January 1, 1997 to December 7, 1997. The Company holds a 100% valuation allowance on deferred tax assets of approximately $143,000 at December 7, 1997. Such assets primarily represent the allowance for doubtful accounts. The provision for income taxes during the period from January 1, 1997 to December 7, 1997 differs from amounts expected by applying the statutory income tax rate of 34% primarily due to an increase in the valuation allowance of approximately $90,000.

  (2) CONCENTRATION OF CREDIT RISK

        During the period from January 1, 1997 to December 7, 1997, revenue from 12 major clients amounted to approximately 22% of revenues. Accounts receivable related to these major clients was approximately $73,000 at December 7, 1997.

  (3) NOTES PAYABLE

        At December 31, 1996, the firm had a tenant improvement loan from Norwest Bank of approximately $243,000. Terms of the loan were 9% fixed interest for a term of sixty months, monthly payments of $5,190 due at the last day of each month. The loan was to mature October 31, 2001. The loan was paid in full on August 7, 1997.

        On December 7, 1997, the two largest SKB shareholders made loans to the firm in the amounts of $75,000 from Stephen S. Kurtz and $25,000 from Thomas R. Hoffman. The funds were for operating capital. The two shareholders received notes payable on demand, bearing interest at the rate of 9%. The notes payable are unsecured.

 (4) COMMITMENTS

        The firm leases its office space from a related party, SKB Building Company, LLC. SKB Building Company, LLC, is owned by the same shareholders as SKB. For the period from January 1, 1997 through December 7, 1997, SKB paid SKB Building Company, LLC, approximately $268,000 in rent. Gross annual rental payments under this lease are as follows:

               1998                                         $ 326,466
               1999                                           326,466
               2000                                           326,466
               2001                                           163,233

SHENKIN KURTZ BAKER & CO., P.C.
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
-------------------------------------------------------------------------------


   (5) STOCKHOLDERS' EQUITY

        During October 1997, SKB's board of directors approved a five-hundred-for-one stock split. The shares disclosed reflect this change.

   (6) EMPLOYEE RETIREMENT PLAN

        The Company maintained a plan under which eligible employees were able to defer a portion of their annual compensation up to a maximum of 15% of their salary or the maximum amount permitted pursuant to Section 401(k) of the Internal Revenue Code. The Company has the ability to make contributions on a discretionary basis as determined by the board of directors. There were no Company contributions to the plan for the period from January 1, 1997 to December 7, 1997.

   (7)  SUBSEQUENT EVENT

        On December 8, 1997, 100% of the outstanding common stock of SKB was acquired by International Alliance Services Inc. (now known as Century Business Services). In connection with this transaction, and as required by the Purchase and Sale Agreement, SKB spun-off certain operations to a new Colorado limited liability company, Shenkin Kurtz Baker & Co., LLC (the LLC). The members of the LLC include the former shareholders of SKB prior to SKB's purchase by Century Business Services.

                          INDEPENDENT AUDITORS' REPORT



   The Board of Directors
   Robert D. O'Byrne and Associates, Inc. and
       The Grant Nelson Group, Inc.:


   We have audited the accompanying combined balance sheet of Robert D. O'Byrne and Associates, Inc. and The Grant Nelson Group, Inc. (the Company) as of December 31, 1997 and the related combined statements of operations, stockholders' equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Robert
   D. O'Byrne and Associates, Inc. and The Grant Nelson Group, Inc. as of December 31, 1997 and the results of their combined operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.




   /s/ KPMG Peat Marwick LLP

   February 13, 1998
   Kansas City, Missouri

ROBERT D. O'BYRNE AND ASSOCIATES, INC. AND
THE GRANT NELSON GROUP, INC.

Combined Balance Sheet

December 31, 1997


----------------------------------------------------------------------------------------------

                                                      ASSETS
----------------------------------------------------------------------------------------------

Current assets:
   Cash                                                                           $   472,404
   Commissions receivable (net of allowance of approximately $133,000)              1,641,970
   Accounts receivable                                                                 21,119
   Current portion of note receivable (note 8)                                         80,866
   Receivable from stockholder (note 9)                                               325,000
   Other assets                                                                       208,348
----------------------------------------------------------------------------------------------

Total current assets                                                                2,749,707
----------------------------------------------------------------------------------------------

Furniture, fixtures and equipment                                                   1,206,976
Less accumulated depreciation                                                         926,781
----------------------------------------------------------------------------------------------

Net property and equipment                                                            280,195
----------------------------------------------------------------------------------------------

Noncurrent assets:
   Excess cost over fair value of net assets acquired (net of amortization
      of approximately $313,000) (note 2)                                           1,185,833
   Deferred income taxes (note 10)                                                    409,662
   Note receivable, less current portion (note 8)                                      80,325
   Other assets                                                                        48,591
----------------------------------------------------------------------------------------------

Total noncurrent assets                                                             1,724,411





----------------------------------------------------------------------------------------------

Total assets                                                                      $ 4,754,313
----------------------------------------------------------------------------------------------


See accompanying notes to combined financial statements.

ROBERT D. O'BYRNE AND ASSOCIATES, INC. AND
THE GRANT NELSON GROUP, INC.

Combined Balance Sheet

December 31, 1997


----------------------------------------------------------------------------------------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------------------------------------------------

Current liabilities:
   Accrued commissions payable                                                    $   452,334
   Accounts payable and other liabilities                                           1,726,538
   Income taxes payable                                                               170,849
   Current portion of note payable to former stockholder (note 3)                      25,694
   Current portion of other notes payable (note 4)                                    116,942
   Current portion of amount due under deferred compensation agreement (note 11)       80,000
----------------------------------------------------------------------------------------------

Total current liabilities                                                           2,572,357
----------------------------------------------------------------------------------------------

Long-term obligations, less current portion:
   Note payable to former stockholder (note 3)                                        889,204
   Other notes payable (note 4)                                                       452,849
   Amounts due under deferred compensation arrangement (note 11)                      334,360
----------------------------------------------------------------------------------------------

Total noncurrent liabilities                                                        1,676,413
----------------------------------------------------------------------------------------------

Total liabilities                                                                   4,248,770
----------------------------------------------------------------------------------------------

Stockholders' equity (note 5):
   Capital stock                                                                    2,006,650
   Additional paid-in capital                                                       7,859,402
   Retained earnings                                                               (8,428,753)
   Treasury stock                                                                    (931,756)
----------------------------------------------------------------------------------------------

Total stockholders' equity                                                            505,543

Commitments and contingencies (note 7)
----------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity                                        $ 4,754,313
----------------------------------------------------------------------------------------------

ROBERT D. O'BYRNE AND ASSOCIATES, INC. AND
THE GRANT NELSON GROUP, INC.

Combined Statement of Operations

Year ended December 31, 1997


-----------------------------------------------------------------------------------------------

Revenues                                                                          $ 17,052,730
-----------------------------------------------------------------------------------------------

Operating expenses:
   Compensation and benefits                                                        13,136,353
   Office operations                                                                 2,692,442
   Other                                                                             1,593,232
-----------------------------------------------------------------------------------------------

Total operating expenses                                                            17,422,027
-----------------------------------------------------------------------------------------------

Operating loss                                                                        (369,297)

Interest expense                                                                       171,958
-----------------------------------------------------------------------------------------------

Loss before income taxes and extraordinary item                                       (541,255)

Income tax benefit                                                                     218,781
-----------------------------------------------------------------------------------------------

Loss before extraordinary item                                                        (322,474)

Extraordinary item - gain on extinguishment of notes payable (notes 5, 10)             106,100
-----------------------------------------------------------------------------------------------

Net loss                                                                          $   (216,374)
-----------------------------------------------------------------------------------------------




See accompanying notes to combined financial statements.

ROBERT D. O'BYRNE AND ASSOCIATES, INC. AND
THE GRANT NELSON GROUP, INC.

Combined Statement of Stockholders' Equity

Year ended December 31, 1997


---------------------------------------------------------------------------------------------------------

                                                 Additional
                                   Common         paid-in        Retained        Treasury
                                   stock          capital        earnings         stock         Total
---------------------------------------------------------------------------------------------------------

Balance, December 31, 1996       $ 2,004,000        7,862,052     (8,212,379)      (931,656)     722,017

Purchase of treasury stock             -                -              -               (100)        (100)

Issuance of common stock               2,650           (2,650)         -              -            -

Net loss                               -                -           (216,374)         -         (216,374)
---------------------------------------------------------------------------------------------------------

Balance, December 31, 1997       $ 2,006,650        7,859,402     (8,428,753)      (931,756)     505,543
---------------------------------------------------------------------------------------------------------


See accompanying notes to combined financial statements.

ROBERT D. O'BYRNE AND ASSOCIATES, INC. AND
THE GRANT NELSON GROUP, INC.

Combined Statement of Cash Flows

Year ended December 31, 1997

----------------------------------------------------------------------------------------------

Cash flows from operating activities:
   Net loss                                                                       $  (216,374)
   Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization                                                   187,467
      Gain on extinguishment of notes payable to former stockholder                  (106,100)
      Changes in assets and liabilities:
        Commissions receivable                                                       (187,359)
        Accounts receivable                                                            65,403
        Deferred income tax asset                                                    (297,024)
        Other assets                                                                  127,462
        Accrued commissions payable                                                  (134,476)
        Accounts payable and other liabilities                                        940,445
        Deferred compensation                                                         (40,696)
        Payable to stockholders                                                        23,584
        Income taxes payable                                                           30,849
        Other liabilities                                                              50,188
----------------------------------------------------------------------------------------------

Net cash provided by operating activities                                             443,369
----------------------------------------------------------------------------------------------

Cash flows from investing activities:
   Net purchase of furniture, fixtures and equipment                                  (88,392)
   Purchase of treasury stock                                                            (100)
   Other investing activities, net                                                   (166,334)
----------------------------------------------------------------------------------------------

Net cash used in investing activities                                                (254,826)
----------------------------------------------------------------------------------------------

Cash flows from financing activities:
   Proceeds advanced on note receivable from stockholder                             (325,000)
   Proceeds from principal payments on note receivable                                 20,000
   Principal payments on notes payable to former stockholders                        (752,658)
   Proceeds from other notes payable                                                  311,791
----------------------------------------------------------------------------------------------

Net cash used in financing activities                                                (745,867)
----------------------------------------------------------------------------------------------

Decrease in cash                                                                     (557,324)

Cash at beginning of year                                                           1,029,728
----------------------------------------------------------------------------------------------

Cash at end of year                                                               $   472,404
----------------------------------------------------------------------------------------------

Cash paid for interest                                                            $   175,395
----------------------------------------------------------------------------------------------


See accompanying notes to combined financial statements.

ROBERT D. O'BYRNE AND ASSOCIATES, INC. AND
THE GRANT NELSON GROUP, INC.

Notes to Combined Financial Statements

December 31, 1997

--------------------------------------------------------------------------------

 (1)    ORGANIZATION

        Robert D. O'Byrne and Associates, Inc. (RDOB) and The Grant Nelson Group, Inc. (GNG) (collectively, the Company) provide insurance brokerage and consulting services to a wide variety of commercial, industrial, institutional and governmental organizations. Commission revenue is principally generated through the negotiation and placement of insurance for its clients.

        On December 31, 1997, Century Business Services, Inc. (CBS) acquired all the outstanding shares of the Company in exchange for 872,400 shares of CBS common stock and cash and notes aggregating $6,355,102. In addition, CBS paid the remaining balance due under the note payable to stockholder discussed in note 3. The effect of these transactions have not been reflected in the combined financial statements.


 (2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        (a)   BASIS OF PRESENTATION

        RDOB and GNG are controlled by substantially the same group of stockholders and, accordingly, the Company has presented their financial position and results of operations on a combined basis. Intercompany transactions and balances have been eliminated in the consolidation.

        The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        (b)   REVENUES

        Revenues include insurance commissions and fees for services rendered. Insurance commissions are recorded as revenue when earned.

        (c)   EXCESS COST OVER FAIR VALUE OF NET ASSETS ACQUIRED

        GNG has acquired certain other companies in previous years. Those companies provided similar services to their customers as GNG and RDOB provide to their customers. The companies were generally acquired for cash in transactions accounted for as purchases. The excess of the purchase price over the net assets acquired has been recorded by GNG as goodwill. Such goodwill is being amortized over periods ranging from twenty to twenty-five years.

        (d)   FURNITURE, FIXTURES AND EQUIPMENT

        Furniture, fixtures and equipment are stated at cost, less accumulated depreciation. Such assets are depreciated using the straight-line and declining methods over five to seven years. Major replacements and betterments are capitalized while normal maintenance and repairs are charged to expense when incurred.

                                                                     (Continued)

ROBERT D. O'BYRNE AND ASSOCIATES, INC. AND
THE GRANT NELSON GROUP, INC.

Notes to Combined Financial Statements



--------------------------------------------------------------------------------

        (e)   INCOME TAXES

        RDOB and GNG file separate federal and state income tax returns and, accordingly, the accompanying combined financial statements reflect the income tax of both entities. Deferred taxes have been provided for the effect of temporary differences between pre-tax income for financial reporting and income tax purposes.


 (3)    NOTE PAYABLE TO FORMER STOCKHOLDER

        RDOB is obligated under a note payable to a former stockholder, dated January 1997, with an original amount of $931,656 which represented the purchase price for the former stockholder's interest in RDOB. Under the terms of the agreement, the note is paid in quarterly installments of principal and interest of 15% aggregating approximately $40,000 through 2011. In connection with the CBS transaction referred to in note 1, this note was repaid by CBS in January 1998.


 (4)    OTHER NOTES PAYABLE

        The Company's other notes payable at December 31, 1997 are as follows:


--------------------------------------------------------------------------------------------
        Unsecured notes payable to stockholders of GNG, bearing interest
              at 6%, due 2001                                                     $ 258,000
        Note payable to bank, bearing interest at 9%, due in monthly payments
              of $7,816 through 2000, secured by commissions receivable             245,333
        Amount due to former employee under the provisions of a termination agreement, payable in equal monthly installments of $1,928,
              including interest of 9%, through April 2001                           66,458
--------------------------------------------------------------------------------------------

                                                                                    569,791

        Less current portion                                                        116,942
--------------------------------------------------------------------------------------------

                                                                                  $ 452,849
--------------------------------------------------------------------------------------------

        Additionally, the Company has a line of credit agreement with a bank in the amount of $755,000 under which there were no advances as of December 31, 1997.

                                                                     (continued)

ROBERT D. O'BYRNE AND ASSOCIATES, INC. AND
THE GRANT NELSON GROUP, INC.

Notes to Combined Financial Statements



--------------------------------------------------------------------------------

 (5)    STOCKHOLDERS' EQUITY

        The stockholders' equity accounts of RDOB and GNG at December 31, 1997 are as follows:


-----------------------------------------------------------------------------------------------

        RDOB:
              Common stock, $1 par value, 500,000
                 shares authorized, 6,650 shares issued                           $      6,650
              Additional paid-in capital                                                44,889
              Retained earnings                                                        414,798
              Treasury stock, 1,000 shares at cost                                    (931,656)
-----------------------------------------------------------------------------------------------

        Total                                                                     $   (465,319)
-----------------------------------------------------------------------------------------------

        GNG:
              Common stock, $1 par value, 3,000,000 shares
                 authorized, 2,000,000 shares issued                              $  2,000,000
              Additional paid-in capital                                             7,814,513
              Retained earnings                                                     (8,843,551)
              Treasury stock, 1,140,000 shares at cost                                    (100)
-----------------------------------------------------------------------------------------------

        Total                                                                     $    970,862
-----------------------------------------------------------------------------------------------

        During 1996, RDOB purchased 1,000 shares of stock for the treasury from a former stockholder in exchange for a note payable of $931,656 (see note 3).

        During 1997, GNG purchased 1,140,000 shares of common stock for the treasury for $100. In connection with that transaction, GNG also settled notes payable to that former stockholder aggregating $842,000 in exchange for a cash payment by GNG of $735,900. The resulting gain on extinguishment of that debt of $106,100 has been reflected as an extraordinary item in the accompanying combined financial statements.


 (6)    LEASES

        The Company is obligated under noncancelable operating leases for office facilities, furniture and equipment. Included in the expense of office operations is rent expense of approximately $1,206,000 for 1997. Future minimum lease payments under operating leases are as follows:


----------------------------------------------------------------------------------------------

        Year                                                                         Amount
----------------------------------------------------------------------------------------------

        1998                                                                      $ 1,192,000
        1999                                                                        1,134,000
        2000                                                                          601,000
        2001                                                                          565,000
        2002                                                                          366,000
----------------------------------------------------------------------------------------------

                                                                                  $ 3,858,000
----------------------------------------------------------------------------------------------

                                                                     (continued)

ROBERT D. O'BYRNE AND ASSOCIATES, INC. AND
THE GRANT NELSON GROUP, INC.

Notes to Combined Financial Statements



--------------------------------------------------------------------------------

        It is expected that the Company will renew or replace such leases for office facilities as they expire and, accordingly, future rent expense will approximate the 1997 amount.


 (7)    CONTINGENT LIABILITIES

        The Company is a party to certain claims and legal actions arising during the ordinary course of business. In the opinion of management, after consultation with legal counsel, resolution of these matters will not have a material adverse effect on the combined financial statements of the Company.


 (8)    NOTE RECEIVABLE

        The Company has a noninterest bearing note receivable, dated October 1995, from an individual originally amounting to $230,651 which represented an amount due under the terms of a sublease agreement. Under the terms of the note, the remaining payments, aggregating $161,191, are due in equal installments on September 1997 and September 1998. Although the payment due September 1997 has not yet been received, management believes such amount is collectible.


 (9)    RECEIVABLE FROM STOCKHOLDER

        During 1997, the Company advanced $325,000 under a short-term note receivable, bearing interest at 9.5%, to a stockholder.


(10)    INCOME TAXES

        The components of total income tax benefit, including a state tax benefit of $38,000, for the year ended December 31, 1997 are as follows:

---------------------------------------------------------------------------------------------
        Current                                                                   $   62,000
        Deferred                                                                    (281,000)
---------------------------------------------------------------------------------------------

        Income tax benefit                                                        $ (219,000)
---------------------------------------------------------------------------------------------

        Income taxes for 1997 as presented differ from amounts computed by applying the statutory federal income tax rate of 34% to the combined loss before extraordinary item as a result of the following:

---------------------------------------------------------------------------------------------
              Expected income tax benefit                                         $ (184,000)
              State income tax benefit, net                                          (15,000)
              Nondeductible professional fees                                         41,000
              Amortization of goodwill                                                15,000
              Meals and entertainment                                                 13,000
              Utilization of net operating loss carryforward                         (93,000)
              Other                                                                    4,000
---------------------------------------------------------------------------------------------

                                                                                  $ (219,000)
---------------------------------------------------------------------------------------------


                                                                     (Continued)

ROBERT D. O'BYRNE AND ASSOCIATES, INC. AND
THE GRANT NELSON GROUP, INC.

Notes to Combined Financial Statements



--------------------------------------------------------------------------------

        At December 31, 1996, GNG had a federal net operating loss carryforward of approximately $3,137,000. Approximately $500,000 of this carryforward was used in 1997. As a result of the transaction referred to in note 5, the Company lost substantially all of the remaining unused carryforward. No deferred tax asset has been recorded for the remaining carryforward. The use of the carryforward reduced taxes that would have otherwise have been accrued on GNG's operating profit, as well as eliminated the tax that would have been payable on the gain resulting from the extinguishment of debt.

        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 are as follows:


---------------------------------------------------------------------------------------------

        Deferred tax assets:
              Deferred compensation                                               $ 422,000
              Accrued expenses                                                      105,000
              Other                                                                  21,000
---------------------------------------------------------------------------------------------

        Total deferred tax assets                                                   548,000
---------------------------------------------------------------------------------------------

        Deferred tax liabilities:
              Furniture, fixtures and equipment,
                 due to differences in depreciation                                  69,000
              Other                                                                  69,000
---------------------------------------------------------------------------------------------

        Total deferred tax liabilities                                              138,000
---------------------------------------------------------------------------------------------

        Net deferred tax asset                                                    $ 410,000
---------------------------------------------------------------------------------------------

        A valuation allowance relating to the deferred tax assets set forth above was not considered necessary because, in management's opinion, it is more likely than not that such amounts will be realized in the future.


(11)    DEFERRED COMPENSATION, BONUSES AND EMPLOYER BENEFIT AGREEMENTS

        The deferred compensation obligation recorded in the accompanying combined financial statements is payable to a former officer and stockholder of GNG under an employment agreement dated October 1, 1995. Under the provisions of that agreement, GNG is making annual payments of $80,000 through 2003. GNG recorded the present value of such payments using an interest rate of 9%. The Company is also obligated under several other deferred compensation agreements under which the former employee receives payments based upon future commission revenues earned by the Company from certain customers previously served by the former employees. Because the amounts of such payments are based upon future revenues, no accrual for future payments has been made in the accompanying combined financial statements. Total payments charged to 1997 compensation and benefits expense aggregated $350,708.






                                                                     (Continued)

ROBERT D. O'BYRNE AND ASSOCIATES, INC. AND
THE GRANT NELSON GROUP, INC.

Notes to Combined Financial Statements



--------------------------------------------------------------------------------

        Included in compensation and benefits expense and other liabilities is approximately $701,000 of bonuses payable to employees. Of such amount, approximately $146,000 is payable to stockholders of RDOB and GNG.

        The Company has a defined contribution employee 401(k) and profit sharing plan covering substantially all employees. Employees electing to participate in the 401(k) plan may contribute a maximum of 15% of their salary, subject to limitations under the Internal Revenue Code, and the Company will match 50% of each participant's contribution up to 5% of the participant's compensation. The profit sharing plan provides for discretionary employer contributions. Employer contributions for 1997 on the 401(k) plan were $179,354 and are included as a component of compensation expense. There were no discretionary contributions on the profit sharing plan for 1997.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Environmental Safety Systems, Inc.
Englewood, Colorado

We have audited the accompanying consolidated balance sheets of Environmental Safety Systems, Inc. and subsidiaries, as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Environmental Safety Systems, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1996, in conformity with generally accepted accounting principles.

/s/   Gelfond Hochstadt Pangburn & Co.

Denver, Colorado
May 20, 1997



                       ENVIRONMENTAL SAFETY SYSTEMS, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                     ASSETS

                                                                      December 31,
                                                                    1996       1995

Current assets:
   Cash and cash equivalents                                      $   773    $   178
   Cash and cash equivalents, restricted                              100        477
   Accounts receivable, net                                         1,279      1,073
   Prepaid expenses and other                                          74        118
                                                                  -------    -------
Total current assets                                                2,226      1,846

Related party receivables                                           1,230        534
Property and equipment, net                                            18         41
                                                                  -------    -------
                                                                  $ 3,474    $ 2,421
                                                                  =======    =======


                 LAIBILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Accounts payable and accrued expenses                          $   415    $   279
   Premiums payable                                                 2,066      1,848
   Agents' credit balances                                            107        182
   Debentures payable                                                 833        833
                                                                  -------    -------
Total current liabilities                                           3,421      3,142
                                                                  -------    -------


Commitments and contingencies

Stockholders' equity (deficit):
   Common stock, $.01 par; 15,000,000 shares
      authorized; 3,072,386 shares issued and
      outstanding                                                      31         31
Additional paid-in-capital                                          4,227      4,227
Deficit                                                            (4,205)    (4,979)
                                                                  -------    -------
   Total stockholders' equity (deficit)                                53       (721)
                                                                  -------    -------

                                                                  $ 3,474    $ 2,421
                                                                  =======    =======

                       ENVIRONMENTAL SAFETY SYSTEMS, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      (In thousands except per share data)

                                                   Years ended December 31,
                                              1996          1995          1994
                                              ----          ----          ----

Revenues:
   Agency commission                     $     2,803    $     2,721    $     5,093
   Profit sharing commission and
     other income                                290            508             66
   Net investment income (loss)                   (8)            (7)           (43)
                                         -----------    -----------    -----------

         Total revenues                        3,085          3,222          3,905
                                         -----------    -----------    -----------

Expenses:
   Selling, general and administration         2,205          2,799          3,905
   Interest expense                              100            100            101
                                         -----------    -----------    -----------

         Total expenses                        2,305          2,899          4,006
                                         -----------    -----------    -----------

Income before income taxes                       780            323          1,110

Income tax expense                                 6
                                         -----------    -----------    -----------


Net income                               $       774    $       323    $     1,110
                                         ===========    ===========    ===========



Net income per common share              $      0.25    $      0.11    $      0.36
                                         ===========    ===========    ===========

Weighted average shares outstanding        3,072,386      3,072,386      3,072,386
                                         ===========    ===========    ===========



                       ENVIRONMENTAL SAFETY SYSTEMS, INC.
                                AND SUBSIDIARIES
                            CONSOLIDATED STATEMENT OF
                         STOCKHOLDERS' EQUITY (DEFICIT)
                      (In thousands except per share data)

Balances, January 1, 1994            3,072,386   $      31   $   4,227   $  (6,412)   $  (2,154)

Net Income                                                                   1,110        1,110
                                     ---------   ---------   ---------   ---------    ---------

Balance, December 31, 1994           3,072,386          31       4,227      (5,302)      (1,044)


Net Income                                                                     323          323
                                     ---------   ---------   ---------   ---------    ---------
Balance, December 31, 1995           3,072,386          31       4,227      (4,979)        (721)


Net Income                                                                     774          774
                                     ---------   ---------   ---------   ---------    ---------

Balances, December 31, 1996          3,072,386   $      31   $   4,227   $  (4,205)   $      53
                                     =========   =========   =========   =========    =========










                 See notes to consolidated financial statements



                       ENVIRONMENTAL SAEFTY SYSTEMS, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                                 (In thousands)

                                                      Years ended December 31,
                                                     1996       1995      1994

Cash flows from operating activities:

Net income                                        $   774    $   323    $ 1,110
Adjustments to reconcile net income
   to net cash provided by (used in)
   operating activities:
      Change in accounting estimate                (1,239)
      Management fees                                 450        412        754
       Depreciation and amortization                   24         35         78
       Loss on disposal of assets                       4         29
       Profit sharing receivable valuation
         allowance                                                56
       Unrealized loss on investments                                        49
       (Gain) loss on disposition of subsidiary         9        (76)

Changes in assets and liabilities:
   Cash and cash equivalents, restricted              377        309       (786)
   Accounts receivable                               (206)      (409)     1,081
   Prepaid expenses and other                          44         17        (62)
   Related party receivables                          (96)        18     (1,718)
   Accounts payable and accrued expenses              136        (74)      (383)
   Premiums payable                                   380       (441)      (809)
   Agents' credit balances                            (75)        24       (116)
   Policyholders deposits                                       (348)    (1,461)
                                                  -------    -------    -------
       Net cash provided by (used in)
         operating activities                         582       (125)    (2,263)
                                                  -------    -------    -------

Cash flows from investing activities:
   Equipment purchases                                                      (41)
   Proceeds from sales of assets                       13                    30
   Investment purchases                                                     (49)
                                                  -------    -------    -------
       Net cash provided by (used in)
         investing activities                          13                   (60)
                                                  -------    -------    -------



                                   (Continued)


                       ENVIRONMENTAL SAEFTY SYSTEMS, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                                   (CONTINUED)
                                 (In thousands)

                                                            Years ended December 31,
                                                     1996        1995       1994
                                                     ----        ----       ----

Cash flows from financing activities:

   Debt repayments                                                            (81)
                                                    -------    -------    -------
Adjustments to reconcile net income
   to net cash provided by (used in)                                          (81)
                                                    -------    -------    -------

Net increase (decrease) in cash and
   cash equivalents                                     595       (125)    (2,404)

Cash and cash equivalents:
   Beginning of year                                    178        303      2,707
                                                    -------    -------    -------

   End of year                                      $   773    $   178    $   303
                                                    =======    =======    =======


Supplemental disclosure of cash flow information:

   Cash paid for interest                           $     5    $    30    $    54
                                                    =======    =======    =======
   Cash paid for income taxes                       $     2
                                                    =======


Supplemental disclosure of non-cash transactions:

   Transfer of equipment from a
      related party                                 $    18
                                                    =======

   Debt reduction resulting from
      disposal of equipment and
      other assets                                                        $    69
                                                                          =======



                 See notes to consolidated financial statements

                       ENVIRONMENTAL SAFETY SYSTEMS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1.        ORGANIZATION, GENERAL, AND PRINCIPLES OF CONSOLIDATION:

         The consolidated financial statements of Environmental Safety Systems, Inc. ("the Company" or "ESS"), majority-owned by Paul Freeman and ERIC Group, Inc. ("EGI"), included the accounts of the Company and its wholly owned subsidiaries including ERIC Underwriters Agency, Inc. ("ERIC Agency"), a distributor of environmental insurance products; American Underwriters Agency, Inc. ("ERIC Surety"), a distributor of environmental bonding products; and Environmental Safety Products, Inc. ("EssTek"), formerly a provider of scientific and engineering services to the environmental industry. All intercompany balances and transactions have been eliminated in consolidation. Substantially all of the consolidated operating activity results from ERIC Agency.

         In November 1993, EssTek ceased operations. EssTek's Idaho division was sold to a third party in January 1994. At December 31, 1993, a provision of $414,000 ($.13 per common share) was made for the estimated disposal costs and losses expected to arise from closing EssTek. At December 31, 1995, the remaining provision of $76,000 was reversed, as there are no additional expenses estimated to be incurred on behalf of EssTek. In 1996, all remaining assets and liabilities of EssTek were written off resulting in a loss of $9,000.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         Cash and cash equivalents:

         The Company considers all highly liquid, short-term investments purchased with an original maturity of three months or less to be equivalent to cash. The Company's cash and cash equivalent financial instruments at times exceeded FDIC insurance. The Company has not incurred any losses due to the excess funds held in financial institutions.

         Cash and cash equivalents, restricted:

         Cash and cash equivalents, restricted, at December 31, 1996 is comprised of $100,000 in a short-term certificate of deposit, and is comprised of $370,000 cash

                       ENVIRONMENTAL SAFETY SYSTEMS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         Cash and cash equivalents, restricted (continued):

         in trust and $107,000 in a short-term certificate of deposit at December 31, 1995. The cash held in trust represents premiums collected from insureds which are to be remitted to the insurance carriers issuing the related policies. The certificate of deposit is held as a requirement for insurance licensing.

         Property and equipment:

         Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from five to seven years.

         Intangible assets:

         Intangible assets were amortized using the straight-line method over five years and were fully amortized during 1995.

         Income taxes:

         The Company has adopted SFAS No. 109 which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

         Income per common share:

         Income per share is based on the weighted average number of common share outstanding during each period. The effect of common equivalent shares is antidilutive.

         Use of estimates in the preparation of financial statements:

                       ENVIRONMENTAL SAFETY SYSTEMS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ from these estimates.

     Reclassifications:

     Certain amounts reported in the 1995 financial statements have been reclassified to conform to the 1996 presentation

3.   CHANGE IN ACCOUNTING ESTIMATE:

     During the year ended December 31, 1996 the Company recorded $1,239,000 ($0.40 per common share) of agency commissions resulting from a change in an accounting estimate. From 1991 through 1995, agency commissions earned under the Company's three main agency agreements were calculated using estimated rates. Total agency commissions earned under the agency agreements for those years as previously estimated totaled $11,207,000. During the year ended December 31, 1996, these rates were clarified, and agency commissions earned under the agency agreement based on actual rates were $12,446,000.

4.   ACCOUNTS RECEIVABLE AND CONCENTRATION OF CREDIT RISK:

                                                                December 31,
                                                            1996           1995
                                                            ----           ----

                                                               (in thousands)

Insurance and bond premiums                              $   705        $   562
Profit sharing commission                                    625            564
Other                                                          5              3
                                                         -------        -------
                                                           1,335          1,129
Valuation allowance for profit sharing
   Commission receivable                                     (56)           (56)
                                                         -------        -------
                                                         $ 1,279        $ 1,073
                                                         =======        =======


                       ENVIRONMENTAL SAFETY SYSTEMS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

4.   ACCOUNTS RECEIVABLE AND CONCENTRATION OF CREDIT RISK (CONT.):

     The Company grants credit, usually without collateral, to its agent, which at December 31, 1996 and 1995 are not concentrated in any specific geographic region. At December 31, 1996 and 1995, the Company's three largest agents accounted for approximately 39% and 50%, respectively, of the insurance and bond premiums receivable balances.

5.   PROPERTY AND EQUIPMENT:

                                                            December 31,
                                                        1996          1995
                                                        ----          ----

                                                           (in thousands)

     Office furniture and equipment                     $  18          $ 166
     Accumulated deprecation                             (125)
                                                        -----          -----
                                                        $  18          $  41
                                                        =====          =====

     During the year ended December 31, 1996, assets with a cost of $166,000 were disposed of resulting in a $4,000 loss on disposition.

6.   DEBENTURES PAYABLE:

     In 1996 and 1995, ESS was in default on the terms of the 12% subordinated debentures of $833,000 (originally $1,500,000) which were issued in 1987. As a result, the debenture balance has been classified as a current liability as of December 31, 1996 and 1995. Interest is payable quarterly, with principal due in equal, quarterly installments through 1996. Accrued interest at December 31, 1996 and 1995 was $240,000 and 145,000, respectively.

7.   INCOME TAXES:

     The components of the deferred tax assert is as follows:

                                                              December 31,
                                                          1996           1995
                                                          ----           ----

                                                          (in thousands)
     Deferred Tax assets:
        Net operating loss carryforwards                $ 1,164        $ 1,427
        Profit sharing receivable valuation allowance        19             19
        Valuation allowance                              (1,183)        (1,446)
                                                        -------        -------
     Net deferred tax asset                             $              $
                                                        =======        =======

                       ENVIRONMENTAL SAFETY SYSTEMS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

7.   INCOME TAXES (CONTINUED):

     The difference between taxes computed at the statutory federal tax rate (34%) and the effective tax rate is reconciled below:

                                               Years ended December 31,
                                               1996     1995      1994

     Income tax expense computed
       at statutory federal tax rate         $ 263     $ 110     $ 379
     Utilization of operating loss
       carryforward                           (263)     (110)     (388)
     Other                                       6                   9
                                             -----     -----     -----
     Income tax expense computed
        At effective tax rate                $   6     $         $
                                             =====     =====     =====


     Income tax expense for the year ended December 1996 represents alternative minimum tax. As of December 31, 1996, the Company has net operating loss carryforwards of approximately $3,417,000 which may be utilized to offset taxable income through the year 2008.

8.   COMMITMENTS AND CONTINGENCIES:

     Premiums payable:

     As discussed in Note 11, in 1993 the Company entered into an agreement with North American Reinsurance ("NARe") whereby $11,214,000 owed to NARe was transferred to EGI in reduction of amounts owed by EGI to the Company. Subsequent to year end 1994, NARe informed the Company that it may still be looking to the Company as a source of repayment of this amount. The ultimate liability of the Company to repay the NARe indebtedness cannot be presently determined; however, EGI, NARe and the Company are presently in negotiations concerning the indebtedness and Company management believes that the final negotiated amount which the Company owes to NARe pursuant to this agreement will not be materially different from the amount recorded in the financial statements.

                       ENVIRONMENTAL SAFETY SYSTEMS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

8.    COMMITMENTS AND CONTINGENCIES (CONTINUED):

      Profit sharing agreement:

     The Company has entered into a profit sharing agreement with its sole underwriter whereby a percentage of defined net profits earned by them on the Company's products will be paid to the Company. The continuation of the agreement is contingent upon the Company's president continuing as chief executive officer.

     Letter of credit:

     The Company has an unused letter of credit of $100,000 as of December 31, 1996.

9.   INCENTIVE PERFORMANCE PLAN AND EMPLOYEE BENEFIT PLAN:

     Effective December 31, 1990, ESS and affiliated companies (the "ERIC Group", or the "Group") adopted the ERIC Group Incentive Performance Plan (the "Plan") to provide additional incentive to members of senior management for achieving certain predetermined increases in Group fair market value. Under the Plan, participants are awarded performance units, and if the predetermined levels of increased fair market value of ERIC Group companies are attained payments in cash or securities of one or more Group companies will be made beginning in July of 1996. At December 31, 1996, 1995, and 1994, no amounts had been earned under the Plan.

     In addition to the incentive performance plan, effective January 1, 1992, EGI and subsidiary companies began sponsoring an employee long-term savings and retirement (401k) plan. The Company matches a specified percentage of eligible employees' contributions, which is revised annually based on financial results. In 1996, 1995, and 1994, the matching percentage was 15% of the first 5% of gross earnings contributed by employees. The Company contributions were approximately $4,600, $3,700, and $5,000, respectively, for the years ended December 31, 1996, 1995 and 1994. Participation in this plan is available to all eligible employees.

                       ENVIRONMENTAL SAFETY SYSTEMS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

10.  STOCK OPTIONS:

     The Company has reserved 350,000 shares of common stock for issuance under the Company's non-qualified, incentive stock option plan. Regulations set by the Toronto Stock exchange limit the number of shares available for incentive stock option plans to 10% of the outstanding issue, or 307,239 shares. At December 31, 1996, options for 136,000 shares had been granted and are outstanding. The options, granted at prices not less than fair market value as of the grant date, expire through 1998 and are exercisable each year in cumulative annual installments of 25% starting one year from the date of grant. At December 31, 1996, options for the 136,000 shares are exercisable at prices ranging from approximately $3.50 to $6.00 per share, in Canadian currency. No options have been exercised as of December 31, 1996.

11.  RELATED PARTY TRANSACTIONS:

     Pursuant to a general Agent Agreement, ERIC Agency retains the exclusive distribution rights fro ERIC Syndicate, Inc. ("ERIC Syndicate", a subsidiary of EGI) products for which ERIC Agency earns commission revenues. There was no commission income from ERIC Syndicate for the years ended December 31, 1996, 1995, and 1994. At December 31, 1996 and 1995, the Company had receivables of $112,000 and $106,000 due from ERIC Syndicate and Environmental Risk Holdings, Inc., an affiliated company, respectively.

     Effective December 31, 1993, the Company transferred approximately $11,214,000 of premiums payable to NARe to EGI in exchange for assignment of related party receivables of $10,173,000 and a capital contribution from EGI of $1,041,000.

     As of December 31, 1996 and 1995, the Company had $1,118,000 and $428,000, respectively, receivable from EGI, resulting primarily from advances provided to EGI during 1994 and the adjustment for revisions to agency commission rates in 1996.

     ESS and its subsidiaries have entered into management agreements for executive, financial and administrative services to be provided by EGI. The management fees are 15% of gross revenues, as defined; are for a one-year term; and are renewable automatically on an annual basis. Management fees were $450,000, $412,000 and $754,000 for the years ended December 31, 1996,
     1995, and 1994, respectively, and have been applied against amounts receivable from EGI.

     In 1996, EGI transferred certain property and equipment to ESS at its net book value of $18,000.

                       ENVIRONMENTAL SAFETY SYSTEMS, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                For the Period January 1, 1997 to June 16, 1997
                                 (In thousands)
                                   (unaudited)


Revenues:
   Agency commissions                                                     $  758
   Profit sharing commissions and other income                               143
  Net investment income                                                    4,255
                                                                          ------
         Total revenue                                                     5,157

Expenses:
   Selling, general and administrative                                     1,425
   Interest expense                                                           46
                                                                          ------
         Total expenses                                                    1,471
                                                                          ------
Income before income taxes                                                 3,686

Income tax expense                                                             -
                                                                          ------
Net income                                                                $3,686
                                                                          ======

                       ENVIRONMENTAL SAFETY SYSTEMS, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                For the Period January 1, 1997 to June 16, 1997
                                 (In thousands)
                                   (unaudited)


Cash flows from operating activities:
   Net income                                                           $ 3,686
   Adjustments to reconcile net income to net
      Cash used in operating activities:
         Depreciation and amortization                                        3
         Gain on disposal of assets                                      (4,253)

      Changes in assets and liabilities:
         Accounts receivable                                                (76)
         Prepaid expenses and other                                          47
         Related party receivables                                          (30)
         Accounts payable and accrued expenses                              (82)
         Premiums payable                                                  (636)
         Agents' credit balances                                            (86)
                                                                        -------

                  Net cash used in operating activities                  (1,426)

Cash flows from investing activities:
   Proceeds from sales of assets                                            697
   Investment sales                                                          92
                                                                        -------

                  Net cash provided by investing activities                 789

Net decrease in cash and cash equivalents                                  (638)

Cash and cash equivalents at beginning of year                              773
                                                                        -------

Cash and cash equivalents at end of year                                $   135
                                                                        =======

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders
Smith & Radigan, P.C.:


We have audited the accompanying balance sheet of Smith & Radigan, P.C. as of December 3, 1997, and the related statements of operations and retained earnings, and cash flows for the period January 1, 1997 through December 3, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Smith & Radigan, P.C. as of December 3, 1997, and the results of its operations and its cash flows for the period January 1, 1997 through December 3, 1997 in conformity with generally accepted accounting principles.




/s/ KPMG Peat Marwick LLP

Atlanta, Georgia
February 6, 1998

                              SMITH & RADIGAN, P.C.

                                  Balance Sheet

                                December 3, 1997


                                     Assets
                                     ------

Current assets:
    Cash and cash equivalents                                         $   32,156
    Accounts receivable, less allowance for doubtful
      accounts of $172,746                                             1,019,591
    Work in progress, less allowance for realization
      of $20,753                                                          53,107
    Prepaid expenses                                                      11,113
                                                                      ----------
           Total current assets                                        1,115,967
                                                                      ----------
Property and equipment:
    Leasehold improvements                                                27,008
    Furniture and fixtures                                               112,141
    Office equipment                                                      10,507
    Computer equipment                                                   155,831
                                                                      ----------
                                                                         305,487
    Less accumulated depreciation and amortization                       112,867
                                                                      ----------
                                                                         192,620
                                                                      ----------
                                                                      $1,308,587
                                                                      ==========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current maturities of long-term debt                              $   19,878
    Accounts payable                                                      47,846
    Accrued expenses                                                      95,023
    Accrued income taxes                                                  17,241
    Deferred income taxes                                                194,197
    Deferred compensation                                                437,963
                                                                      ----------
           Total current liabilities                                     812,148
                                                                      ----------
Deferred income taxes                                                     15,953
Long-term debt                                                            65,636

Stockholders' equity:
    Common stock, no par value.  Authorized - 1,000 shares,
      issued and outstanding - 100 shares                                  3,757
                                                                      ----------
    Retained earnings                                                    411,093
                                                                      ----------
                                                                         414,850

                                                                      $1,308,587
                                                                      ==========


See accompanying notes to financial statements.

                              SMITH & RADIGAN, P.C.

                  Statement of Operations and Retained Earnings

             For the Period January 1, 1997 through December 3, 1997



Revenues - fees                                                     $ 4,237,479

Operating expenses:
    Salaries and benefits                                             3,557,245
    Facilities                                                          375,778
    Administrative                                                      339,076
                                                                    -----------
                                                                      4,272,099
                                                                    -----------
           Loss from operations                                         (34,620)

Other income (expense):
    Interest income                                                      21,574
    Interest expense                                                    (10,507)
    Loss on sale of property and equipment                               (7,463)
                                                                    -----------
                                                                          3,604
                                                                    -----------
           Loss before income taxes                                     (31,016)

Income tax provision:
    Current                                                              17,241
    Deferred benefit                                                    (32,065)
                                                                    -----------
                                                                        (14,824)
                                                                    -----------
           Net loss                                                     (16,192)

Retained earnings, beginning of period                                  427,285
                                                                    -----------
Retained earnings, end of period                                    $   411,093
                                                                    ===========


See accompanying notes to financial statements.

                              SMITH & RADIGAN, P.C.

                             Statement of Cash Flows

             For the Period January 1, 1997 through December 3, 1997


Cash flows from operating activities:
    Net loss                                                                 $ (16,192)

    Adjustments to reconcile net loss to net cash provided by operating activities:
        Depreciation                                                            49,534
        Deferred income taxes                                                  (32,065)
        Loss on sale of property and equipment                                   7,463
        Decrease (increase) in:
          Receivables                                                         (432,674)
          Work in progress                                                      (5,363)
          Prepaid expenses                                                       5,616
          Other assets                                                          15,000
        Increase (decrease) in:
          Accounts payable and accrued expenses                               (160,962)
                                                                             ---------
              Total adjustments                                               (553,451)
                                                                             ---------
              Net cash used in operating activities                           (569,643)

Cash flows from investing activities:
    Proceeds from sale of property and equipment                                 2,061
    Capital expenditures                                                      (138,876)
                                                                             ---------
              Net cash used in investing activities                           (136,815)
                                                                             ---------
Cash flows from financing activities:
    Proceeds from long-term borrowing                                          100,000
    Principal repayments on notes payable                                      (18,429)
    Borrowings under line of credit agreement                                  390,000
    Repayments under line of credit agreement                                 (390,000)
                                                                             ---------
              Net cash provided by financing activities                         81,571
                                                                             ---------
              Net decrease in cash                                            (624,887)

Cash at beginning of year                                                      657,043
                                                                             ---------
Cash at end of year                                                          $  32,156
                                                                             =========
Supplemental disclosure of cash flow
    information - interest paid                                              $  10,507
                                                                             =========


See accompanying notes to financial statements.

                              SMITH & RADIGAN, P.C.

                          Notes to Financial Statements

                                December 3, 1997


(1)    Summary Of Significant Accounting Policies
       ------------------------------------------

      (a)  ORGANIZATION

           Smith & Radigan, P.C. (the "Company") is a professional corporation that was incorporated December 7, 1977 in the State of Georgia. The Company engages in the practice of public accounting.

      (b)  REVENUE RECOGNITION

           The Company recognizes revenue at the time services are performed for clients based upon the expected realization of such services.

      (c)  PROPERTY AND EQUIPMENT

           Property and equipment are stated at cost and include expenditures for new facilities and replacements or betterments of existing facilities. Expenditures for normal maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the useful lives of the assets, which range from three to ten years for furniture and fixtures, computer equipment, office equipment, and leasehold improvements.

           Depreciation expense was $49,534 for the period January 1, 1997 through December 3, 1997.

      (d)  BASIS OF ACCOUNTING AND USE OF ESTIMATES

           The accompanying financial statements were prepared on the accrual basis of accounting.

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      (e)  CASH AND CASH EQUIVALENTS

           Cash and cash equivalents consist of cash and highly liquid investments with maturities of three months or less from the date of purchase. These amounts are stated at cost, which approximates fair value, and are considered cash equivalents for purposes of reporting cash flows.


                                                                     (Continued)

                              SMITH & RADIGAN, P.C.

                          Notes to Financial Statements


      (f)  FAIR VALUE OF FINANCIAL INSTRUMENTS

           The Company estimates that the fair value of financial instruments at December 3, 1997 does not differ materially from the carrying value of its financial instruments recorded in the accompanying balance sheet.

(2)    LINE OF CREDIT

       The Company has a $500,000 line of credit with Wachovia Bank, N.A. The line of credit is secured by accounts receivable, inventory, and all practice assets. The line of credit is personally guaranteed by the stockholders of the Company. At December 3, 1997, no draws were outstanding against the line of credit.

       The line of credit provides that interest will accrue on the outstanding balance at the prime rate. The prime rate was eight and one half percent at December 3, 1997. The line of credit expires October 1, 1998 at which time all principal and accrued interest are due and payable.

(3)    LONG-TERM DEBT

       Long-term debt consists of a loan payable to SunTrust Bank secured by the assets of the Company. The loan requires monthly payments of $2,016 through December 6, 2001. The loan accrues interest at seven and three-quarters percent. The loan is personally guaranteed by the stockholders of the Company. The current portion of long-term debt at December 3, 1997 is $19,878.

       Future maturities of long-term debt are as follows:

                  Year ending
                  December 31,                             Amount
                  ------------                             ------
                    1998                                $    19,878
                    1999                                     19,886
                    2000                                     21,483
                    2001                                     24,267
                                                        -----------
                                                        $    85,514
                                                        ===========
(4)    INCOME TAXES

       Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

                                                                     (continued)

                              SMITH & RADIGAN, P.C.

                          Notes to Financial Statements


       The Company's deferred income tax assets and liabilities as of December 3, 1997 result from the Company using the cash basis of accounting for tax purposes, and the excess of tax over book depreciation.

       The tax effects of temporary differences that give rise to the deferred tax assets and liabilities at December 3, 1997 are as follows:

                Deferred tax assets:
                   Accounts payable                           $       18,492
                   Deferred compensation                             169,273
                   Compensated absences                                9,031
                   Other                                              23,608
                                                              --------------
                           Total gross deferred tax assets           220,404
                                                              --------------
                Deferred tax liabilities:
                   Accounts receivable                              (414,601)
                   Property and equipment, principally due
                     to differences in depreciation                  (15,953)
                                                              ---------------
                           Total gross deferred liabilities         (430,554)
                                                              --------------
                           Net deferred tax liability         $     (210,150)
                                                              ==============

       No valuation allowance for deferred tax assets was considered necessary at December 3, 1997.

       Significant components of the provision for income taxes are as follows:


                                  Current         Deferred            Total
                                  -------         --------            -----

              Federal         $    14,582           (27,255)         (12,673)
              State                 2,659            (4,810)          (2,151)
                              -----------           -------          -------
                              $    17,241           (32,065)         (14,824)
                              ===========           =======          =======

       The difference between the Company's effective income tax rate and the federal statutory income tax rate for the period January 1, 1997 through December 3, 1997 result from state income taxes, a carryforward deduction from the expensing of equipment purchases, and certain expenses that are not tax deductible.


                                                                    (continued)

                              SMITH & RADIGAN, P.C.

                          Notes to Financial Statements


(5)    LEASE COMMITMENTS

       The Company occupies premises in Atlanta, Georgia under an operating lease agreement with a limited liability company owned by the stockholders of the Company. The lease expires December 2006. In addition, the Company leases various equipment under operating leases. Rental expenses under these agreements amounted to approximately $237,468 and $21,524 for the period January 1, 1997 to December 3, 1997. A summary of the future minimum lease commitments is as follows:


          Year ending                   Related party
          December 31,                   Facilities           Equipment
          ------------                  --------------        ---------
               1998                  $       253,488            17,711
               1999                          262,944            12,324
               2000                          275,472            12,324
               2001                          288,228            12,324
               2002                          296,196             1,522
               Thereafter                  1,324,164                 -
                                     ---------------           -------

                                     $     2,700,492            56,205
                                     ===============            ======

(6)    PROFIT SHARING 401(K) PLAN

       The Company has a defined contribution profit sharing plan that includes a 401(k) element. The Plan covers all qualified employees as defined under the agreement. The Company makes discretionary contributions under the Plan. Contributions were $207,670 for the period January 1, 1997 through December 3, 1997. The Company terminated the profit sharing plan effective December 3, 1997.

 (7)   SUBSEQUENT EVENT AND DEFERRED COMPENSATION

       On December 4, 1997, the Company merged into S.R. Business Services, Inc., a subsidiary of International Alliance Services, Inc. International Alliance Services, Inc. subsequently changed its name to Century Business Services, Inc. Under the terms of the merger agreement, the former stockholders of Smith & Radigan, P.C. will be paid deferred compensation in the amount of $437,963.